                                                                       Exhibit 2









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                          AGREEMENT AND PLAN OF MERGER



                          Dated as of December 23, 1996



                                  By and Among


                      GEMSTAR INTERNATIONAL GROUP LIMITED,



                           G/S ACQUISITION SUBSIDIARY



                                       And



                            STARSIGHT TELECAST, INC.






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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I         THE MERGER...............................................  3
     SECTION 1.1       The Merger..........................................  3
     SECTION 1.2       Closing.............................................  3
     SECTION 1.3       Effective Time......................................  3
     SECTION 1.4       Effects of the Merger...............................  3
     SECTION 1.5       Articles of Incorporation and By-laws...............  3
     SECTION 1.6       Directors...........................................  4
     SECTION 1.7       Officers............................................  4
     SECTION 1.8       Alternative Structure...............................  4
     SECTION 1.9       Additional Actions..................................  4

ARTICLE II        EFFECT OF THE MERGER ON THE CAPITAL
                  STOCK OF THE CONSTITUENT
                  CORPORATIONS; EXCHANGE OF
                  CERTIFICATES.............................................  5
     SECTION 2.1       Effect on Capital Stock.............................  5
     SECTION 2.2       Exchange of Certificates............................  6

ARTICLE III       REPRESENTATIONS AND WARRANTIES........................... 11
     SECTION 3.1       Representations and Warranties of the
                       Company............................................. 11
     SECTION 3.2       Representations and Warranties of
                       Parent and Sub...................................... 26

ARTICLE IV        COVENANTS RELATING TO CONDUCT OF
                  BUSINESS................................................. 41
     SECTION 4.1       Conduct of Business................................. 41
     SECTION 4.2       No Inconsistent Company Activities.................. 46
     SECTION 4.3       No Inconsistent Parent Activities................... 48

ARTICLE V         ADDITIONAL AGREEMENTS.................................... 50
     SECTION 5.1       Preparation of Form F-4 and the Proxy
                       Statement; Shareholders' Meetings................... 50
     SECTION 5.2       Access to Information;
                       Confidentiality..................................... 52
     SECTION 5.3       Reasonable Efforts; Notification.................... 53
     SECTION 5.4       Stock Option Plans.................................. 54
     SECTION 5.5       Conveyance Taxes.................................... 55
     SECTION 5.6       Indemnification and Insurance....................... 55
     SECTION 5.7       Letters of Accountants.............................. 56
     SECTION 5.8       Fees and Expenses................................... 56
     SECTION 5.9       Public Announcements................................ 57
     SECTION 5.10      Affiliates; Accounting and Tax
                       Treatment........................................... 57
     SECTION 5.11      Repayment of Affiliate Receivables.................. 58
     SECTION 5.12      Benefit Plans Generally............................. 58
     SECTION 5.13      Takeover Statutes................................... 58
     SECTION 5.14      Nasdaq National Marketing Listing................... 58


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
                                                                            Page
                                                                            ----
     SECTION 5.15      Board of Directors of Parent........................ 59
     SECTION 5.16      Tax Matters......................................... 59
     SECTION 5.17      Certificates and Other Deliveries................... 59
     SECTION 5.18      Pending Litigation.................................. 60

ARTICLE VI        CONDITIONS PRECEDENT..................................... 61
     SECTION 6.1       Conditions to Each Party's Obligations
                       to Effect the Merger................................ 61
     SECTION 6.2       Additional Conditions to Obligations
                       of Parent and Sub................................... 62
     SECTION 6.3       Additional Conditions to Obligations
                       of the Company...................................... 63

ARTICLE VII       TERMINATION, AMENDMENT AND WAIVER........................ 64
     SECTION 7.1       Termination......................................... 64
     SECTION 7.2       Effect of Termination............................... 67
     SECTION 7.3       Amendment........................................... 67
     SECTION 7.4       Extension; Waiver................................... 67
     SECTION 7.5       Termination Fee..................................... 67
     SECTION 7.6       Procedure for Termination, Amendment,
                       Extension or Waiver................................. 68

ARTICLE VIII      GENERAL PROVISIONS....................................... 69
     SECTION 8.1       Nonsurvival of Representations,
                       Warranties and Agreements........................... 69
     SECTION 8.2       Notices............................................. 69
     SECTION 8.3       Definitions......................................... 70
     SECTION 8.4       Interpretation...................................... 70
     SECTION 8.5       Counterparts........................................ 70
     SECTION 8.6       Entire Agreement; No Third-Party
                       Beneficiaries....................................... 71
     SECTION 8.7       Governing Law....................................... 71
     SECTION 8.8       Assignment.......................................... 71
     SECTION 8.9       Enforcement......................................... 71
     SECTION 8.10      Severability........................................ 72


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EXHIBITS

     EXHIBIT 1.1              - Merger Agreement
     EXHIBIT 5.9              - Initial Press Release
     EXHIBIT 5.10(A)          - Form of the Company Affiliate Letter
     EXHIBIT 5.10(B)          - Form of Parent Affiliate Letter
     EXHIBIT 5.10(C)-1        - Form of Company Significant
                                Shareholder Agreement
     EXHIBIT 5.10(C)-2        - Form of Parent Significant
                                Shareholder Agreement

                          AGREEMENT AND PLAN OF MERGER


            THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of December 23, 1996 by and among Gemstar International Group Limited, a British Virgin Islands corporation ("PARENT"), G/S Acquisition Subsidiary, a California corporation and a direct wholly owned subsidiary of Parent ("SUB"), and StarSight Telecast, Inc., a California corporation (the "COMPANY").


                                   BACKGROUND

            A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Corporations Code of California (the "CCC"), whereby each issued and outstanding share of common stock of the Company, no par value per share (the "COMPANY COMMON STOCK"), other than shares to be cancelled in accordance with Section 2.1(b), will be converted into the right to receive a certain number of ordinary shares, $.01 par value per share, of Parent ("PARENT COMMON STOCK"), such number to be determined as provided herein.

            B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "COMPANY SHAREHOLDER APPROVAL").

            C. The rules of the NASDAQ National Market require that the members of Parent ("PARENT SHAREHOLDERS") approve the issuance of the Parent Common Stock pursuant to this Agreement by the affirmative vote of the holders of a majority of the shares of Parent Common Stock voted at a meeting of Parent's Shareholders in person or by proxy (the "PARENT SHAREHOLDER APPROVAL" and together with the Company Shareholder Approval, the "SHAREHOLDER APPROVALS").

            D. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            E. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE").

            F. For accounting purposes, it is intended that the Merger will be accounted for as a "pooling-of-interests."

            G. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, PVI

Transmission, Inc., THOMSON multimedia S.A., Cox Communications, Inc., Spelling Entertainment, Inc., Tribune Company and Providence Journal Company, shareholders of the Company (the "COMPANY SIGNIFICANT SHAREHOLDERS"), have entered into an agreement with Parent (the "COMPANY SIGNIFICANT SHAREHOLDER AGREEMENT") pursuant to which the Company Significant Shareholders have, among other things, agreed (i) to vote their shares of the Company Common Stock in favor of the Merger, (ii) to sign and deliver to Parent affiliate letters substantially in the form contemplated by this Agreement and (iii) to take certain other actions as provided therein.

            H. Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, Dynamic Core Holdings Limited, Henry Yuen and Creative Assets Limited, shareholders of Parent (the "PARENT SIGNIFICANT SHAREHOLDERS"), have entered into an agreement with the Company (the "PARENT SIGNIFICANT SHAREHOLDER AGREEMENT") pursuant to which the Parent Significant Shareholders have, among other things, agreed (i) to vote their shares of Parent Common Stock in favor of the issuance of the Parent Common Stock pursuant to the Merger Agreement, (ii) to sign and deliver to the Company an affiliate letter substantially in the form contemplated by this Agreement and (iii) to take certain other actions as provided therein.

            I. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, the Company and Parent have entered into a Company Option Agreement (the "COMPANY OPTION AGREEMENT") pursuant to which the Company shall grant to Parent an option to purchase shares of Company Common Stock as set forth in the Company Option Agreement.

            J. Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, the Company and Parent have entered into a Parent Option Agreement (the "PARENT OPTION AGREEMENT") pursuant to which Parent shall grant to the Company an option to purchase shares of Parent Common Stock as set forth in the Parent Option Agreement.


                                    AGREEMENT

            In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

            SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and the agreement of merger, in substantially the form attached hereto as Exhibit 1.1 (the "MERGER AGREEMENT"), and in accordance with the CCC, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the CCC.

            SECTION 1.2 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "CLOSING DATE"), at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California, unless another time, date or place is agreed to in writing by the parties hereto.

            SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement and the Merger Agreement, as soon as practicable on or after the Closing Date, an officer's certificate of each of the Company and Sub shall be executed in accordance with Section 1103 of the CCC, and a duly executed Merger Agreement with such officers' certificates attached and, if applicable, a certificate of satisfaction by the California Franchise Tax Board with respect to Sub shall be filed with the Secretary of State of the State of California, as provided in the CCC. The Merger shall become effective at such time as the Merger Agreement is duly filed with the California Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Merger Agreement (the date and time of such filing, or such later date or time as may be set forth therein, being the "EFFECTIVE TIME").

            SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement, the Merger Agreement and Section 1107 of the CCC and all other effects specified in the applicable provisions of the CCC.

            SECTION 1.5 ARTICLES OF INCORPORATION AND BY-LAWS.

            (a) The Articles of Incorporation of the Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the CCC; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving

Corporation shall be amended so that the name of the Surviving Corporation shall be "StarSight Telecast, Inc."

            (b) The Bylaws of Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the CCC.

            SECTION 1.6 DIRECTORS. At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be deemed to have resigned at such time and the directors of Sub prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

            SECTION 1.7 OFFICERS. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

            SECTION 1.8 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary herein, the parties to this Agreement may, by mutual written consent, elect, in lieu of merging Sub into the Company as hereinabove provided, to merge the Company into Sub. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing change.

            SECTION 1.9 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized, so long as such action is not in conflict with this Agreement, to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

            SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company, or the holders of any shares of the Company Common Stock or any shares of capital stock of Sub:

            (a) CAPITAL STOCK OF SUB. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

            (b) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. Each share of the Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of the Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

            (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding as of the Effective Time, other than shares to be cancelled in accordance with Section 2.1(b) and any Dissenting Shares (as defined and to the extent provided in Section 2.2(h) below), shall be converted, subject to Section 2.1(f) and 2.2(e), into .6062 shares (the "EXCHANGE RATIO") of Parent Common Stock.

            (d) STOCK OPTIONS: COMPANY EMPLOYEE STOCK PURCHASE PLAN. At the Effective Time, all options to purchase the Company Common Stock (each, a "COMPANY STOCK OPTION") then outstanding under the Company's 1989 Stock Incentive Program (the "STOCK OPTION PLAN") shall be assumed by Parent in accordance with Section 5.4 hereof. At the Effective Time, the Company shall terminate the Company's Employee Stock Purchase Plan (the "COMPANY PURCHASE PLAN") in accordance with Section 5.4 hereof.

            (e) CONVERSION OF WARRANTS. Each stock purchase warrant issued by the Company to purchase shares of Company Common Stock (collectively, the "WARRANTS"), shall, in accordance with its terms, be adjusted (an "ADJUSTED WARRANT") to become exercisable for, or exchangeable for a new warrant (on substantially the same terms) that would be exercisable for, the number of shares of Parent Common Stock equal to the Warrant Conversion Number (as defined below).

      The exercise price of any Adjusted Warrant (the "ADJUSTED EXERCISE PRICE") shall be an amount equal to the exercise price of the Warrant related to such Adjusted Warrant as of the date of this Agreement divided by the Exchange Ratio. The "WARRANT CONVERSION NUMBER" for any Adjusted Warrant shall be equal to the number of shares purchasable pursuant to the Warrant related to such Adjusted Warrant as of the date of this Agreement multiplied by the Exchange Ratio.

            As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holders of certificates or instruments previously evidencing such shares of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided herein or by law. Each certificate previously representing the Company Common Stock shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which the Company Common Stock was converted in the Merger. Such certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

            (f) ADJUSTMENT TO EXCHANGE RATIO. If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted; provided, however, that any such changes shall be subject to Section 4.1 below.

            SECTION 2.2 EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. Parent shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., as exchange agent for Parent Common Stock (the "EXCHANGE AGENT") as of the Effective Time (or otherwise when requested by the Exchange Agent from time to time in order to effect any exchange pursuant to this Section 2.2), for the benefit of the holders of shares of the Company Common Stock for exchange in accordance with this Article II and the Merger Agreement through the Exchange Agent, certificates representing the shares of

      Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of the Company Common Stock (such certificates representing shares of Parent Common Stock together with any dividends or distributions with respect thereto, being collectively referred to as the "EXCHANGE FUND"), and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.2 (e). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. Except as contemplated by Section 2.2(e), the Exchange Fund shall not be used for any other purpose.

            (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (including holders of record pursuant to purchases made under the Company Purchase Plan immediately prior to the Effective Time pursuant to Section 5.4) (for convenience of reference, the certificates of the Company Common Stock are referred to as the "CERTIFICATES"), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, and the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of the Company Common Stock formerly evidenced by such Certificate (after taking into account the provisions of this Agreement and all shares of the Company Common Stock then held of record by such holder, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantee or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable pursuant to
      Section 2.2(c) or 2.2(e).

            (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, following surrender of such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (d) NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of the Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of the Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of the Company Common Stock, or transfer or exercise of the Warrants or Stock Options thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

            (e) NO FRACTIONAL SHARES.

                  (i) No Certificates or scrip representing fractional shares of
            Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

                (ii) Each holder of a Certificate issued and outstanding at the
            Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of such Certificate for exchange pursuant to this Article II (after taking into account all Warrants, Stock Options and shares of Company Common Stock then held by such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional share, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the average closing price for a share of Parent Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) during the 20 consecutive trading days ending on the third trading day prior to the Effective Time.

                (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.2(c).

                (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange
            Fund that remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look as a general creditor only to Parent for payment of the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which they are entitled.

            (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any holder of shares of the Company Common Stock, the Warrants or Stock Options for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) COMPANY DISSENTING SHARES.

                  (i) Notwithstanding any provision of this Agreement to the contrary, any shares of the Company Common Stock held by a holder who has exercised dissenters' rights for such shares in accordance with the CCC and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 2.1(c), but the holder thereof shall only be entitled to such rights as are granted by the CCC.

                  (ii) Notwithstanding the provisions of subsection (i), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), without interest thereon, upon surrender of the certificate(s) representing such shares.

                  (iii) The Company shall give Parent (i) prompt notice of any written demand received by the Company to require the Company to purchase shares of the Company's Common Stock pursuant to the applicable provisions of the CCC and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

            (i) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

            (j) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Company SEC Documents (as defined in Section 3.1(e)) or on the disclosure schedule (provided that an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections of this Section
3.1 specified for such item) delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Sub as follows:

            (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a "material adverse effect" (as defined in Section 8.3) on the Company. The Company has delivered to Parent complete and correct copies of its articles of incorporation and by-laws and has delivered or shall deliver prior to closing the articles of incorporation and by-laws or other organizational documents of its other subsidiaries, in each case as amended to the date of this Agreement.

            (b) SUBSIDIARIES. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

            (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000,000 shares of the Company Common Stock, no par value, and 5,000,000 shares of the Company's Preferred Stock, no par value. At the close of business on December 20, 1996, (i) 25,541,311 shares of the Company Common Stock were issued and outstanding, (ii) no shares of the Company Common Stock were held by the Company in its treasury, (iii) 2,356,216 shares of the Company Common Stock were reserved for issuance upon exercise of the Stock Options, (iv) 994,908 shares of the Company Common Stock were reserved for issuance upon exercise of Company Stock Options available for grant under the Stock Option Plan, (v) 38,122 shares of the Company Common Stock were reserved for issuance under the Company Purchase Plan, and (vi) 3,000,000 shares of the Company Common Stock were reserved for issuance upon exercise of the Warrants. As of December 20, 1996, there are no shares of the Company's Preferred Stock issued or outstanding. Except as set forth above, at the close of business on December 20, 1996, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All options to purchase shares of Company Common Stock were granted under the Stock Option Plan. There are no outstanding stock appreciation rights of the Company and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of Stock Options and Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or which otherwise relate to the registration of any securities of the Company.

            (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Shareholder Approval of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries,
      (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company,
      (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "SPECIFIED AGENCIES") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Merger Agreement with the California Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

            (e) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed with the SEC all required reports and forms and other documents (the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consisting of normal, recurring accruals that are not material). Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company.

            (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form F-4 (as defined in Section 5.1) will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or the Parent's shareholders or at the time of the Company Shareholders' Meeting or the Parent Shareholders' Meeting (as defined in
      Section 5.1(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

            (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, since December 31, 1995, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any material adverse change in the Company or any of its subsidiaries, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by the Company or any of its subsidiaries to any officer or employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements being set forth in Section 3.1(g) of the Company Disclosure Schedule), (v) any granting by the Company or any of its subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement, (vi) any entry into, or renewal or modification of, by the Company or any of its subsidiaries of any employment, consulting, severance or termination agreement with any such officer or employee, (vii) any damage, destruction or loss, whether or not covered by insurance, that has or could have a material adverse effect on the Company or any of its subsidiaries or (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

            (h) LITIGATION. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

            (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Except (i) as disclosed in the SEC Documents filed prior to the date of this Agreement, (ii) as would not have, in the aggregate, a material adverse effect on the Company, or
      (iii) as required by applicable law, since January 1, 1996, there has not been any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (collectively, "BENEFIT PLANS") providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former officer or director of the Company or any of its subsidiaries as to which unsatisfied or potential obligations of the Company of greater than $50,000 exist. Except as disclosed in the SEC Documents filed prior to the date of this Agreement and except as would not have, in the aggregate, a material adverse effect on the Company, since January 1, 1996, neither the Company nor any of its subsidiaries has taken any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or for the benefit of employees generally.

            (j)   ERISA COMPLIANCE.

                  (i) the Company has delivered to Parent true, complete and correct copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in
            Section 3(1) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under
            Section 414(b), (c), (m) or (o) of the Code (each a "COMMONLY CONTROLLED ENTITY"), including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries as to which unsatisfied or potential obligations of the Company of greater than $50,000 exist. The Company has delivered to Parent true, complete and correct copies of (v) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each of its Benefit Plans (if any such report was required), (w) the most recently prepared actuarial report for each such Benefit Plan (if any such report was required), (x) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required, (y) the most recently received Internal Revenue Service determination letter for each such Benefit Plan and (z) each trust agreement and group annuity contract relating to any such Benefit Plan.

                (ii) Except as would not have, in the aggregate, a material adverse effect on the Company, each of the Company's and its subsidiaries' Benefit Plans has been administered in accordance with its terms. Except as would not have, in the aggregate, a material adverse effect on the Company, the Company, each of its subsidiaries and all such Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

               (iii) All of the Company's and its subsidiaries' Pension Plans intended to be qualified under Section

            401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under
            Section 401(a) and 501(a), respectively, of the Code and, to the knowledge of the Company, no such determination letter has been revoked nor has revocation of such determination letter been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs.

                (iv) No Pension Plan that the Company or any of its subsidiaries maintains is subject to Title IV of ERISA.

                  (v) To the knowledge of the Company, none of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, or any of its subsidiaries or any officer of the Company or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that, except as would not have, in the aggregate, a material adverse effect on the Company, has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

                (vi) The consummation of the transactions contemplated by this
            Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or any subsidiary of the Company or the beneficiary or dependent of any such employee or former employee.

               (vii) With respect to any of the Company's or any of its
            subsidiaries' Benefit Plans that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without a material adverse effect on the Company.

              (viii) Except as would not have, in the aggregate, a material adverse effect on the Company, no Commonly Controlled Entity has incurred any material liability to a Pension Plan of the Company or any of its subsidiaries (other than for contributions not yet due).

            (k)   TAXES.

                  (i) Each of the Company and its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time. All such returns and reports are and will be true, complete and correct in all material respects. The Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on such subsidiary's behalf) all taxes due from them, other than such taxes as are being or will be contested in good faith by appropriate proceedings and are, in the judgment of the management of the Company, adequately reserved for on the most recent financial statements contained in the SEC Documents filed prior to the date of this Agreement. The most recent financial statements contained in the SEC Documents filed prior to the date of this Agreement properly reflect in accordance with generally accepted accounting principles all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the Internal Revenue Service (the "IRS") or any other taxing authority or agency against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect upon the Company. Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of any taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS for all years through the year ended December 31, 1992.

               (iii) Neither the Company nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code.

              (iv) Neither the Company nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Each of the Company and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code
            Section 6662. Neither the Company nor any of its subsidiaries is a party to any tax allocation or tax sharing agreement. Neither the Company nor any of its subsidiaries has any liability for the taxes of any person (other than any of the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (v) As used in this Agreement, "taxes" shall include all
            federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. Notwithstanding the definition of "subsidiary" set forth in Section
            8.3 of this Agreement, for the purposes of this Section 3.1(k), references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.

            (l) NO EXCESS PARACHUTE PAYMENTS. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a

      "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

            (m) COMPLIANCE WITH APPLICABLE LAWS.

                  (i) Each of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on the Company. The Company does not have any reason to believe any Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' Permits. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, the Company and its subsidiaries are in compliance with (and have not violated) all applicable statutes, laws, ordinances, rules, orders and regulations (including, without limitation, those relating to safety, hiring, promotion or pay of employees) of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company.

                (ii) To the knowledge of the Company, the Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company. The term "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; or (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

               (iii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The term "HAZARDOUS MATERIAL" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Clean Water Act, 33 U.S.C.
            Section 1251 et seq. and the Clean Air Act, 42 U.S.C. Section 7401 et seq., (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof,
            (D) asbestos and/or asbestos-containing material and (E) polychlorinated biphenyls ("PCBs") or materials or fluids containing PCBs in excess of 50 ppm.

            (n) BROKERS. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            (o) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the Company's shareholders from a financial point of view, and a signed copy of such opinion has been delivered to Parent.

            (p) CONTRACTS; DEBT INSTRUMENTS. Other than those agreements set forth on Schedule 3.1(p)(1), which agreements are confidential and will not be made available, Schedule 3.1(p)(2) sets forth, as of the date of this Agreement, a true and complete list of each material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (collectively, "COMPANY AGREEMENTS") of the Company or any of its subsidiaries (a) which would be required by Rule 601 of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K (including any Benefit Plan) or is a Company Agreement (i) with respect to the acquisition or disposition of a material amount of the Company's assets (whether or not such Company Agreement has been fully performed), (ii) contains a covenant not to compete with the Company or covenant by the Company not to compete with others (iii) with an Affiliate (as such term is defined in Rule 12B-2 under the Exchange Act) of the Company (whether such Company Agreement is oral or written), (b) with respect to indebtedness for money borrowed (other than trade payables in the ordinary and usual course of business), (c) pursuant to which the Company or any of its subsidiaries is licensing its technology or intellectual property rights or pursuant to which the Company or any of its subsidiaries is a licensee of technology or intellectual property rights of others, (d) which constitutes an employment or consulting agreement of the Company or any of its subsidiaries and provides for severance payments, termination payments, change-in-control payments or other similar payments, or (e) which constitutes any other liability (including, without limitation, any guarantee, surety contract, indemnity agreement or arrangement or similar instrument), obligation or transaction and, in the case of any item referred to in this clause (e), is material to the Company and its subsidiaries or their businesses taken as a whole (the items referred to in clauses (a) through (e) of this sentence being referred to herein as "COMPANY MATERIAL CONTRACTS"). Except as hereinabove provided, a true and complete copy of each Company Material Contract has been made available to Parent or its representative. Each Company Material Contract is a valid and legally binding obligation of the Company or its subsidiaries, whichever is applicable, is in full force and effect, all material obligations required to be performed thereunder as of the date hereof by the Company or its subsidiaries, whichever is applicable, have been performed to date, and to the knowledge of the Company, no other party to any such Company Material Contract is in default in any material respect under the terms thereof except for such failures to perform or defaults which individually and in the aggregate would not have a material adverse effect on the Company.

            (q) TITLE TO PROPERTIES.

                  (i) The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, all their material properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, would not have a material adverse effect on the Company. All such material properties and assets, other than properties and assets in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all Liens, except for taxes not yet due and Liens that, individually or in the aggregate, would not have a material adverse effect on the Company.

                (ii) Each of the Company and its subsidiaries has complied with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such failures to comply or to be in full force and effect which would not, individually or in the aggregate, have a material adverse effect on the Company. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where failures to have so would not, individually or in the aggregate, have a material adverse effect on the Company.

            (r) ACCOUNTING MATTERS. Neither the Company nor, to its best knowledge, any of its affiliates has taken or agreed to take any action or is aware of any condition that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

            (s) VOTING REQUIREMENTS. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

            (t) NONCOMPETITION. The Company and its subsidiaries are not, and after the Effective Time neither the Surviving

      Corporation nor Parent will be (by reason of any agreement to which the Company is a party) subject to any non-competition or similar restriction on their respective businesses.

            (u) INTELLECTUAL PROPERTY. The Company and each of its subsidiaries owns or possesses adequate and enforceable licenses or other rights to use all patents, trade secrets, trade names, trademarks, inventions and processes used in and material to the business of the Company or such subsidiary as currently conducted, and such licenses and rights will not be affected by the consummation of the Merger. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries has received any notice of conflict or infringement which asserts the rights of others with respect to such licenses and rights. The Company owns or rightfully possesses (i) the source code, recorded on computer magnetic media and in written form, for its information systems programs, including both the information systems programs themselves and the product related infrastructure (the "COMPANY SOFTWARE"), and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by the Company but required for use or support, relating to the Company Software that are reasonably necessary for the Surviving Corporation to maintain and enhance the Company Software, and to provide a commercially standard level of service and support to users of the Company Software without the aid of any other party and without use of any other material.

            (v) The Company Significant Shareholders beneficially own and have the right to vote, in the aggregate, approximately 52% of the total issued and outstanding shares of Company Common Stock.

            (w) On December 23, 1996, the Company received a wire transfer in the amount of $20 million from Microsoft Corporation.

            SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Except as set forth in the Parent SEC Documents (as defined in Section 3.2(e)) or on the disclosure schedule (provided that an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections of this
Section 3.2 specified for such item) delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Sub represent and warrant to the Company as follows:

            (a) ORGANIZATION, STANDING AND CORPORATE POWER. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its memorandum of association and articles of association and the articles of incorporation and by-laws of Sub, in each case as amended to the date of this Agreement.

            (b) SUBSIDIARIES. The Parent Disclosure Schedule lists each subsidiary of the Parent and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Parent, by another subsidiary of the Parent or by the Parent and another such subsidiary, free and clear of all Liens. Except for the capital stock of its subsidiaries, and as disclosed in the Parent Disclosure Schedule, the Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

            (c) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, par value $.01 per share, and 50,000,000 preference shares, par value $.01 per share ("PARENT PREFERENCE SHARES"). At the close of business on December 20, 1996, (i) 31,281,505 shares of Parent Common Stock and no shares of Parent Preference Shares were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury and (iii) 5,600,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee stock options to purchase shares of Parent Common Stock. Except as set forth above, at the close of business on December 20, 1996, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All options to purchase shares of Parent Common Stock were granted under Parent's 1994 Stock Incentive Plan (the "STOCK INCENTIVE PLAN"). There are no outstanding stock appreciation rights of Parent and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of Parent. All outstanding shares of capital stock of Parent are, and all shares which may be issued upon the exercise of stock options will be, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of Parent or its subsidiaries. Except as described in the Parent SEC Documents (as defined in Section 3.2(e) below), there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of Parent or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Parent based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause Parent or any of its subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

            (d) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and, subject to the Parent Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Shareholder Approval of this

      Agreement. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) Parent's memorandum of association or articles of association or Sub's articles of incorporation or by-laws or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement or
      (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Form F-4 and
      (y) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Merger Agreement with the California Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

            (e) SEC DOCUMENTS; FINANCIAL STATEMENTS. Parent has filed with the SEC all required reports and forms and other documents (the "PARENT SEC DOCUMENTS"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 6-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent and its consolidated subsidiaries taken as a whole.

            (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in
      (i) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's Shareholders or the Parent's shareholders or at the time of the Company Shareholders' Meeting or the Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form F-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in either the Form F-4 or the Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

            (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1995, Parent has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any material adverse change in Parent or any of its subsidiaries, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by Parent or any of its subsidiaries to any officer or employee of Parent or any of its subsidiaries of any increase in compensation in excess of $300,000 per annum, not to exceed $1,000,000 in the aggregate, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements being set forth in Section 3.2(g) of Parent Disclosure Schedule), (v) any granting by Parent or any of its subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed prior to the date of this Agreement, (vi) any entry into, or renewal or modification of, by Parent or any of its subsidiaries of any employment, consulting, severance or termination agreement with any such officer or employee, (vii) any damage, destruction or loss, whether or not covered by insurance, that has or could have a material adverse effect on Parent or any of its subsidiaries or (viii) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

            (h) LITIGATION. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending, or to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on Parent, (ii) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which is reasonably likely to have any effect referred to in the foregoing clauses (i), (ii) or (iii).

            (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Except (i) as disclosed in the SEC Documents filed prior to the date of this Agreement (ii) as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, or (iii) as required by applicable law, since January 1, 1996, there has not been any adoption or amendment by Parent or any of its subsidiaries of any collective bargaining agreement or any Benefit Plans providing benefits to any current or former employee, officer or director of Parent or any of its subsidiaries. Except as disclosed in the SEC Documents filed prior to the date of this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Parent or any of its subsidiaries and any current or former officer or director of Parent or any of its subsidiaries as to which unsatisfied or potential obligations of Parent of greater than $100,000 exist. Except as disclosed in the SEC Documents filed prior to the date of this Agreement and except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, since January 1, 1996, neither Parent nor any of its subsidiaries has taken any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or for the benefit of employees generally.

            (j)   ERISA COMPLIANCE.

                  (i) Parent has delivered to the Company true, complete and correct copies of all "employment pension benefit plans" (as defined in Section 3(2) of ERISA, "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or controlled to, by Parent or any other person or entity that, together with Parent, is treated as a Commonly Controlled Entity, including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of Parent or any of its subsidiaries as to which unsatisfied or potential obligations of Parent of greater than $100,000 exist. Parent has delivered to the Company true, complete and correct copies of (v) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each of its Benefit Plans (if any such report was required), (w) the most recently prepared actuarial report for each such Benefit Plan (if any such report was required), (x) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required, (y) the most recently received Internal Revenue Service determination letter for each such Benefit Plan and
            (z) each trust agreement and group annuity contract relating to any such Benefit Plan.

                (ii) Except as would not have, in the aggregate, a material adverse effect on Parent, each of Parent's and its subsidiaries' Benefit Plans has been administered in accordance with its terms. Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries; Parent, each of its subsidiaries and all such Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

               (iii) As of the date of this Agreement, none of Parent's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under
            Section 401(a) and 501(a), respectively, of the Code and, to the knowledge of Parent and Sub, no such determination letter has been revoked nor has revocation of such determination letter been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs.

                (iv) No Pension Plan that Parent or any of its subsidiaries maintains is subject to Title IV of ERISA.

                  (v) To the knowledge of Parent, none of Parent, any of its subsidiaries, any officer of Parent or any of its subsidiaries or any of Parent's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject Parent, or any of its subsidiaries or any officer of Parent or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that, except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

                (vi) The consummation of the transactions contemplated by this
            Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of Parent or any subsidiary of Parent or the beneficiary or dependent of any such employee or former employee.

               (vii) With respect to any of Parent's or any of its subsidiaries'
            Benefit Plans that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan," as such term is defined in
            Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and
            (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without a material adverse effect on Parent.

              (viii) Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, no Commonly Controlled Entity has incurred any material liability to a Pension Plan of Parent or any of its subsidiaries (other than for contributions not yet due).

            (k) TAXES.

                  (i) Each of Parent and its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time. All such returns and reports are and will be true, complete and correct in all material respects. Parent and each of its subsidiaries has paid and discharged (or Parent has paid and discharged on such subsidiary's behalf) all taxes due from them, other than such taxes as are being or will be contested in good faith by appropriate proceedings and are, in the judgment of the management of Parent, adequately reserved for on the most recent financial statements contained in the Parent SEC Documents filed prior to the date of this Agreement. The most recent financial statements contained in the Parent SEC Documents filed prior to the date of this Agreement reflect an adequate reserve in accordance with generally accepted accounting principles for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against Parent or any of its subsidiaries which, if resolved against Parent or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on

            Parent. Except in connection with the tax audit disclosed in SEC Documents filed prior to the date of this Agreement, neither the Parent nor any of its subsidiaries has waived any statute of limitations in respect of any taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The federal income tax returns of Parent and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS for all years through the fiscal year ended March 31, 1990.

               (iii) Neither Parent nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code.

                (iv) Neither Parent nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Each of Parent and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662. Neither Parent nor any of its subsidiaries is a party to any tax allocation or tax sharing agreement. Neither Parent nor any of its subsidiaries has any liability for the taxes of any person (other than any of Parent and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (v) Parent or an affiliate of Parent has been engaged in the active conduct of a trade or business, within the meaning of Treasury Regulation Section 1.367(a)- 2T(b)(2) and (3), that is substantial in comparison to the trade or business of the Company, for the entire 36-month period immediately preceding the Closing.

            (l) COMPLIANCE WITH APPLICABLE LAWS.

                  (i) Each of Parent and its subsidiaries has in effect all
            Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on Parent. The Parent does not have any reason to believe any Governmental Entity is considering limiting, suspending or revoking any of the Parent's or its subsidiaries' Permits. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, Parent and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations (including, without limitation, those relating to safety, hiring, promotion or pay of employees) of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.

                (ii) To the knowledge of Parent, Parent and each of its
            subsidiaries is, and has been, and each of Parent's former subsidiaries, while subsidiaries of Parent, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.

               (iii) During the period of ownership or operation by Parent and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Parent, any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on Parent. Prior to the period of ownership or operation by Parent and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of Parent, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on Parent.

            (m) BROKERS. Except for Hambrecht & Quist, LLC and Alex Brown & Sons Incorporated, no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

            (n) OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Hambrecht & Quist LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger is fair to Parent and the shareholders of Parent from a financial point of view, and a signed copy of such opinion has been delivered to the Company.

            (o) CONTRACTS; DEBT INSTRUMENTS. Other than those agreements set forth on Schedule 3.2(o)(1), which agreements are confidential and will not be made available, Schedule 3.2(o)(2) sets forth, as of the date of this Agreement, a true and complete list of each material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (collectively, "PARENT AGREEMENTS") of Parent or any of its subsidiaries (a) which would be required by Rule 601 of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K (including any Benefit Plan) or is a Parent Agreement (i) with respect to the acquisition or disposition of a material amount of Parent's assets (whether or not such Parent Agreement has been fully performed), (ii) other than in connection with employment by Parent or any of its subsidiaries, contains a covenant not to compete with Parent or covenant by Parent not to compete with others, (iii) with an Affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of Parent (whether such Parent Agreement is oral or written), (b) with respect to indebtedness for money borrowed (other than trade payables in the ordinary and usual course of business),
      (c) pursuant to which Parent or any of its subsidiaries is licensing its technology or intellectual property rights or pursuant to which Parent or any of its subsidiaries is a licensee of technology or intellectual property rights of others, (d) which constitutes an employment or consulting agreement of Parent or any of its subsidiaries and provides for severance payments, termination payments, change-in-control payments or other similar payments, or (e) which constitutes any other liability (including, without limitation, any guarantee, surety contract or similar instrument), obligation or transaction and, in the case of any item referred to in this clause (e), is material to Parent and its subsidiaries or their businesses taken as a whole (the items referred to in clauses (a) through (e) of this sentence being referred to herein as "PARENT MATERIAL CONTRACTS"). Except as hereinabove provided, a true and complete copy of each Parent Material Contract has been made available to the Company or its representative. Each Parent Material Contract is a valid and legally binding obligation of Parent or its subsidiaries, whichever is applicable, is in full force and effect, all material obligations required to be performed thereunder as of the date hereof by Parent or its subsidiaries, whichever is applicable, have been performed to date, and to the knowledge of Parent, no other party to any such Parent Material Contract is in default in any material respect under the terms thereof except for such failures to perform or defaults which individually and in the aggregate would not have a material adverse effect on the Parent.

            (p) TITLE TO PROPERTIES.

                  (i) Parent and its subsidiaries have good and marketable title to, or valid leasehold interests in, all their material properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, would not have a material adverse effect on Parent. All such material properties and assets, other than properties and assets in which Parent or any of its subsidiaries has leasehold interests, are free and clear of all Liens, except for taxes not yet due and Liens that, individually or in the aggregate, would not have a material adverse effect on Parent.

                (ii) Each of Parent and its subsidiaries has complied with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such failures to comply or to be in full force and effect which would not, individually or in the aggregate, have a material adverse effect on Parent. Each of Parent and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for the failures to have so which would not, individually or in the aggregate, have a material adverse effect on Parent.

            (q) ACCOUNTING MATTERS. Neither Parent nor, to its best knowledge, any of its affiliates has taken or agreed to take any action or is aware of any condition that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

            (r) VOTING REQUIREMENTS. Parent Shareholder Approval is the only vote of the holders of any class or series of Parent's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

            (s) NONCOMPETITION. Parent and its subsidiaries are not subject to any non-competition or similar restriction on their respective businesses.

            (t) INTELLECTUAL PROPERTY. Parent and each of its subsidiaries owns or possesses adequate and enforceable licenses or other rights to use all patents, trade secrets, trade names, trademarks, inventions and processes used in and material to the business of Parent or such subsidiary as currently conducted, and such licenses and rights will not be affected by the consummation of the Merger. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, neither Parent nor any of its subsidiaries has received any notice of conflict or infringement which asserts the rights of others with respect to such licenses and rights. Parent owns or rightfully possesses (i) the source code, recorded on computer magnetic media and in written form, for its information systems programs, including both the information systems programs themselves and the product related infrastructure (the "PARENT SOFTWARE") and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by Parent but required for use or support, relating to the Parent Software that are reasonably necessary for the Surviving Corporation to maintain and enhance the Parent Software, and to provide a commercially standard level of service and support to users of the Parent Software without the aid of any other party and without use of any other material.

            (u) The Parent Significant Shareholders beneficially own and have the right to vote, in the aggregate, approximately 53% of the total issued and outstanding shares of Parent Common Stock.

            (v) INTERIM OPERATIONS OF SUB.

                  (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                (ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.



                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

            SECTION 4.1 CONDUCT OF BUSINESS.

            (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. In furtherance of the foregoing and subject to applicable law, the Company agrees to confer with Parent, as promptly as practicable, prior to the Company taking any material actions or making any material management decisions with respect to the conduct of the Company's business. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, except (1) as contemplated by this Agreement,
(2) as set forth in Section 4.1(a) of the Company Disclosure Schedule, or (3) with the prior written consent of Parent (which consent shall not be unreasonably withheld), the Company shall not, and shall not permit any of its subsidiaries to:

            (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) other than the issuance of the Company Common Stock upon the exercise of Stock Options and warrants outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this

      Agreement and described in Section 4.1(a) of the Company Disclosure Schedule or the issuance of Company Common Stock pursuant to the Company Purchase Plan in accordance with its present terms, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (B) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (C) accelerate the vesting of any of the Stock Options;

         (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

            (v) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice;

          (vi) (A) increase the rate or terms of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, executive officers, or employees other than usual and customary salary increases to non-management employees, (B) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the SEC Documents filed prior to the date of this Agreement, (C) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement, (D) enter into any employment agreement with or for the benefit of any person or (E) increase the rate of compensation under or otherwise change the terms of or renew any existing employment agreement; provided, however, that nothing in this clause (vi) shall preclude payments under the terms of the existing incentive compensation plans of the Company in accordance with past practice;

         (vii)    change its fiscal year;

        (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for the incurrence of indebtedness which, in the aggregate, does not exceed $250,000, or (B) other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (ix) make or agree to make any new capital expenditures which individually exceed $50,000 or which in the aggregate exceed $500,000;

           (x) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1995, except as may be required by applicable law;

         (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents or incurred in the ordinary course of business consistent with past practice;

        (xii) except in the ordinary course of business consistent with past practice, modify, amend, renew, fail to renew or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims; or

       (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

            (b) CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Prior to the release of any material press release, Parent shall give the Company reasonable advance notice. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, except (1) as contemplated by this Agreement, (2) as set forth in
Section 4.1(b) of the Parent Disclosure Schedule, or (3) with the prior written consent of the Company (which consent shall not be unreasonably withheld), Parent shall not, and shall not permit any of its subsidiaries to:

            (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of Parent to its parent,
      (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) other than the issuance of Parent Common Stock in connection with the merger of VideoGuide, Inc. or, upon the exercise of stock options outstanding under the Stock Incentive Plan outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement and described in Section 4.1(b) of the Parent Disclosure Schedule or, the granting of stock options to purchase up to an aggregate of two million shares of Parent Common Stock (at an exercise price equal to the fair market value of the Parent Common Stock on the date of grant) pursuant to the Stock Incentive Plan as in effect on the date of this Agreement and the issuance of Parent Common Stock upon the exercise thereof, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (B) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (C) accelerate the vesting of any of the stock options outstanding under the Stock Incentive Plan;

        (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

         (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, which, in the aggregate, have a value in excess of $10,000,000;

          (v) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice;

         (vi) change its fiscal year;

        (vii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for the incurrence of indebtedness which, in the aggregate, does not exceed $1,000,000, or (B) other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person, other than to Parent or any direct or indirect wholly owned subsidiary of Parent;

        (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Parent included in the Parent SEC Documents or incurred in the ordinary course of business consistent with past practice; or

           (ix) authorize any of, or commit or agree to take any of, the foregoing actions.

            (c) OTHER ACTIONS. The Company and Parent shall not, and shall not permit any of their respect subsidiaries to, take any action that would result in (i) any of the representations or warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect.

            SECTION 4.2 NO INCONSISTENT COMPANY ACTIVITIES.

            (a) In light of the consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby and by the Company Significant Shareholder Agreement, and to various alternatives to the transactions contemplated by this Agreement, and in light of the Company's representations contained in Section 3.1(o), from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or knowingly encourage the submission of, any Company Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. For purposes of this Agreement, "COMPANY TAKEOVER PROPOSAL" means any proposal (whether or not in writing and whether or not delivered to the Company's shareholders generally) regarding (i) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving the Company or any of its subsidiaries, (ii) any proposal or offer to acquire in any manner, directly or indirectly, any equity interest in or any voting securities of the Company or any of its subsidiaries which constitutes 10% or more of the total of such equity interests or voting securities, or a substantial portion of the assets of the Company or any of its subsidiaries, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock of the Company or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Neither the Company nor any of its subsidiaries shall, directly or indirectly, release any third party from any confidentiality agreement. Nothing contained herein shall prohibit the Company from disclosing to its shareholders the statement required by Rule 14e-2(a) under the Exchange Act with respect to a Company Takeover Proposal by means of a tender offer.

            (b) The restrictions set forth in Section 4.2(a) shall not prevent the Board of Directors of the Company, in the exercise of and as required by its fiduciary duties as determined by the Board of Directors of the Company in good faith (after consultation with the Company's outside legal counsel) from engaging in discussions or negotiations with, and furnishing information concerning the Company and its business, properties and assets (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Company Takeover Proposal) to a third party who makes a written, unsolicited, bona fide Company Takeover Proposal that is (based on objective criteria and not on the subjective intent of the acquiror) likely to be consummated and is financially superior to the Merger (a "COMPANY SUPERIOR PROPOSAL"), as determined in each case in good faith by the Company's Board of Directors after consultation with, and the receipt of an opinion from, the Company's financial advisors, which shall be of national reputation, provided that Parent shall have been notified in writing of such Company Superior Proposal and given a copy of such Company Superior Proposal in advance of the taking of any such actions by the Company.

            Upon compliance with the foregoing and, following receipt of the Company Termination Fee Notice (as defined in Section 7.5(a)), payment in full by the Company to Parent of the Company Termination Fee (as defined in Section 7.5(a)), (i) the Company's Board of Directors shall be entitled, subject to the rights of Parent under this Agreement, to withdraw, modify or refrain from making its recommendation referred to in Section 5.1(d) following receipt of a Company Superior Proposal, and approve and recommend to the shareholders of the Company such Company Superior Proposal and (ii) the Company may enter into an agreement with such third party concerning a Company Superior Proposal.

            (c) The Company shall promptly advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, or any inquiry with respect to or which could lead to any Company Takeover Proposal, the material terms and conditions of such request, Company Takeover Proposal or inquiry, and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall keep Parent informed of the status and details of any such request, Company Takeover Proposal or inquiry.

            (d) Notwithstanding Section 4.2(b), the Company shall not provide any non-public information to a third party unless the Company provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreements previously entered into between Parent and the Company. The Company shall be entitled to provide copies of this
Section 4.2 to third parties who, on an unsolicited basis after the date of this Agreement, contact the Company regarding a Company Takeover Proposal, provided that Parent shall concurrently be notified of such contact and delivery of such copy.

            (e) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Sub) conducted prior to the date of this Agreement with respect to any of the foregoing.

            SECTION 4.3 NO INCONSISTENT PARENT ACTIVITIES.

            (a) In light of the consideration given by the Board of Directors of Parent prior to the execution of this Agreement to, among other things, the transactions contemplated hereby and by the Parent Significant Shareholder Agreement, and to various alternatives to the transactions contemplated by this Agreement, and in light of the Company's representations contained in Section 3.2(n), from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, Parent or any of its subsidiaries to, directly or indirectly, solicit or initiate, or knowingly encourage the submission of, any Parent Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal. For purposes of this Agreement, "PARENT TAKEOVER PROPOSAL" means any proposal (whether or not in writing and whether or not delivered to the Parent's shareholders generally) regarding (i) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving Parent or any of its subsidiaries, (ii) any proposal or offer to acquire in any manner, directly or indirectly, any equity interest in or any voting securities of Parent or any of its subsidiaries which constitutes 10% or more of the total of such equity interests or voting securities, or a substantial portion of the assets of Parent or any of its subsidiaries, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock of Parent, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing of any agreement to engage in any of the foregoing. Neither Parent nor any of its subsidiaries shall, directly or indirectly, release any third party from any confidentiality agreement. Nothing contained herein shall prohibit Parent from disclosing to its shareholders the statement required by Rule 14e-2(a) under the Exchange Act with respect to a Parent Takeover Proposal by means of a tender offer.

            (b) The restrictions set forth in Section 4.3(a) shall not prevent the Board of Directors of Parent, in the exercise of and as required by its fiduciary duties as determined by the Board of Directors of Parent in good faith (after consultation with Parent's outside legal counsel) from engaging in discussions or negotiations with, and furnishing information concerning Parent and its business, properties and assets (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Parent Takeover Proposal) to a third party who makes a written, unsolicited, bona fide Parent Takeover Proposal that is likely to be consummated and is financially superior to the Merger (a "PARENT SUPERIOR PROPOSAL"), as determined in each case in good faith by the Parent's Board of Directors after consultation with, and the receipt of an opinion from, the Parent's financial advisors, which shall be of national reputation, provided that the Company shall have been notified in writing of such Parent Superior Proposal and given a copy of such Parent Superior Proposal in advance of the taking of any such actions by Parent.

            Upon compliance with the foregoing and, following receipt of the Parent Termination Fee Notice (as defined in Section 7.5(b)), payment in full by Parent to the Company of the Parent Termination Fee (as defined in Section 7.5(b)), (i) Parent' Board of Directors shall be entitled, subject to the rights of the Company under this Agreement, to withdraw, modify or refrain from making its recommendation referred to in Section 5.1(d) following receipt of a Parent Superior Proposal, and approve and recommend to the shareholders of Parent such Parent Superior Proposal and (ii) Parent may enter into an agreement with such third party concerning a Parent Superior Proposal.

            (c) Parent shall promptly advise the Company orally and in writing of any request for information or of any Parent Takeover Proposal, or any inquiry with respect to or which could lead to any Parent Takeover Proposal, the material terms and conditions of such request, Parent Takeover Proposal or inquiry, and the identity of the person making any such Parent Takeover Proposal or inquiry. Parent shall keep the Company informed of the status and details of any such request, Parent Takeover Proposal or inquiry.

            (d) Notwithstanding Section 4.3(b), Parent shall not provide any non-public information to a third party unless Parent provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreements previously entered into between Parent and the Company. Parent shall be entitled to provide copies of this Section 4.3 to third parties who, on an unsolicited basis after the date of this Agreement, contact Parent regarding a Parent Takeover Proposal, provided that the Company shall concurrently be notified of such contact and delivery of such copy.

            (e) Parent shall immediately cease and cause to be terminated any existing discussion or negotiations with any parties (other than the Company) conducted prior to the date of this Agreement with respect to any of the foregoing.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.1 PREPARATION OF FORM F-4 AND THE PROXY
STATEMENT; SHAREHOLDERS' MEETINGS.

            (a) As promptly as reasonably practicable after the execution of this Agreement, (i) the Company and Parent shall prepare and file with the SEC a preliminary joint proxy statement in form and substance satisfactory to each of the Company and Parent, relating to the meeting of the Company's shareholders to be held to obtain the Company Shareholder Approval and the meeting of the Parent's Shareholders to obtain the Parent Shareholder Approval (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and (ii) Parent shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the "FORM F-4") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the shareholders of the Company pursuant to the Merger. As promptly as reasonably practicable after the date of this Agreement, Parent and the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or Blue Sky Laws relating to the Merger and the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, under the HSR Act and state takeover laws (the "OTHER

FILINGS"). Each of Parent and the Company will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Form F-4, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Form F-4, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Form F-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Each of Parent and the Company shall use all reasonable efforts to cause the Form F-4 to become effective as promptly as reasonably practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Except as set forth in Sections 3.1(p) and 3.2(o), each of Parent and the Company shall furnish all information concerning itself to the other as the other may reasonably request in connection with such actions and the preparation of the Form F-4 and Proxy Statement. The Company authorizes Parent to utilize in the Form F-4 and in all such state filed materials, the information concerning the Company and its subsidiaries provided to Parent in connection with, or contained in, the Proxy Statement. Parent promptly will advise the Company when the Form F-4 has become effective and of any supplements or amendments thereto, and the Company shall not distribute any written material that would constitute, as advised by counsel to the Company, a "prospectus" relating to the Merger or the Parent Common Stock within the meaning of the Securities Act or any applicable state securities law without the prior written consent of Parent. As promptly as reasonably practicable after the Form F-4 shall have become effective, each of the Company and Parent shall mail the Proxy Statement to its respective shareholders.

            (b) Parent agrees promptly to advise the Company if at any time prior to the meeting of the Parent's Shareholders or the meeting of the Company's shareholders any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the Parent's Shareholders or the Company's shareholders.

            (c) The Company agrees promptly to advise Parent if at any time prior to the meeting of the Parent's Shareholders or the meeting of the Company's shareholders any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to the Parent's Shareholders or the Company's shareholders.

            (d) As soon as practicable following the date of this Agreement, the Company shall call and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS' MEETING") and the Parent shall call and hold a meeting of the Parent's Shareholders (the "PARENT SHAREHOLDERS' MEETING"). The purpose of such meetings shall be to obtain the Company Shareholder Approval and the Parent Shareholder Approval, respectively. Each of the Company and Parent shall coordinate and cooperate with respect to the timing of the Company Shareholders' Meeting and Parent Shareholders' Meeting and shall use reasonable efforts to hold such meetings on the same day. Each of the Company and Parent shall use its best efforts to solicit from its shareholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by applicable law or otherwise to obtain the Company Shareholder Approval and the Parent Shareholder Approval, respectively, and through its respective Board of Directors, shall recommend to its respective shareholders the obtaining of the Company Shareholder Approval and the Parent Shareholder Approval, respectively; provided that (i) the recommendation of the Board of Directors of the Company may not be included or may be withdrawn or modified if previously included if, following receipt of the Company Termination Fee Notice (as defined in Section 7.5(a)), the Company has paid the Company Termination Fee and the Company has accepted a Company Superior Proposal in accordance with the terms of Section 4.2 and (ii) the recommendation of the Board of Directors of Parent may not be included or may be withdrawn or modified if previously included if, following receipt of the Parent Termination Fee Notice (as defined in Section 7.5(b)), Parent has paid the Parent Termination Fee and Parent has accepted a Parent Superior Proposal in accordance with the terms of Section 4.3.

            SECTION 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Other than those agreements set forth on Schedule 3.1(p)(1) and Schedule 3.2(o)(1), which agreements are confidential and will not be made available, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party, and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreements dated September 11, 1996, between Parent and the Company (the "CONFIDENTIALITY AGREEMENTS"). No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party.

            SECTION 5.3 REASONABLE EFFORTS; NOTIFICATION.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, subject to the appropriate approval of the shareholders of the Company and Parent, including (i) the making of all necessary registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from Governmental Entities and other third parties, (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, (iv) the using of all reasonable best efforts necessary to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby, (v) the using of all reasonable best efforts to fulfill all conditions applicable to Parent, Sub or the Company pursuant to this Agreement, and (vi) the using of all reasonable best efforts to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be.

            (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or any such representation or warranty that is not so qualified becoming untrue in any material respect or
(ii) the material failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall (i) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (ii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            SECTION 5.4 STOCK OPTION PLANS.

            (a) At the Effective Time, each outstanding Company Stock Option, whether vested or unvested, shall be assumed by Parent. Accordingly, each Company Stock Option shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the number, rounded down to the nearest whole integer, of full shares of Parent Common Stock the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full, including as to unvested shares, immediately prior to the Effective Time, at a price per share equal to (y) the exercise price per share for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the Exchange Ratio, with such exercise price per share rounded up to the nearest whole cent.

            (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent.

            (c) As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Parent Common Stock subject to such Company Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Stock Option Plans assumed pursuant to this Section 5.4 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

            (d) The Company agrees that it shall terminate the Company Purchase Plan by having its Board of Directors amend the Company Purchase Plan as necessary (i) to provide that the shares of the Company Common Stock to be purchased under the Company Purchase Plan shall be purchased under the Company Purchase Plan on a new "EXERCISE DATE" (as such term is defined in the Company Purchase Plan) set by the Board of Directors, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board shall specify, (ii) to provide that any such shares purchased under the Company Purchase Plan shall be automatically converted on the same basis as all other shares of the Company Common Stock (other than shares canceled pursuant to Section 2.1(b)), except that such shares shall be converted automatically into shares of Parent Common Stock without issuance of certificates representing issued and outstanding shares of the Company Common Stock to Company Purchase Plan participants, and (iii) to provide that immediately following such purchase of shares of the Company Common Stock, the Company Purchase Plan shall terminate.

            SECTION 5.5 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. All of such taxes and expenses shall be borne equally by Parent and the Company.

            SECTION 5.6 INDEMNIFICATION AND INSURANCE.

            (a) Upon the Effective Time, Parent shall assume all of the obligations of the Company under the Company's existing indemnification agreements with each of the directors and officers of the Company as such agreements relate to the indemnification of such person for expenses and liabilities arising from facts or events which occurred on or before the Effective Time or relating to the Merger or transactions contemplated by this Agreement.

            (b) The articles of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability substantially identical to those set forth in the Company's articles of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company unless such modification is required by law.

            (c) The Surviving Corporation or, at Parent's discretion, Parent shall maintain in effect for three years from the Effective Time policies of directors' and officers' liability insurance for the benefit of the individuals who at the Effective Time were directors or officers of the Company containing terms and conditions which are not materially less advantageous than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance; provided that (i) in lieu of the purchase of such insurance by the Surviving Corporation or Parent, the Company, with Parent's written consent, may purchase a three-year extended reporting period endorsement ("reporting tail coverage") under its existing Directors' and Officers' liability insurance coverage and (ii) the Surviving Corporation and Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 175% of the annual premium payments paid as of the date hereof by the Company for such insurance if the Surviving Corporation and Parent shall provide the maximum coverage available at 175% of such premiums.

            (d) If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

            SECTION 5.7 LETTERS OF ACCOUNTANTS.

            (a) The Company shall use its reasonable efforts to cause to be delivered to Parent "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated and delivered on the date on which the Form F-4 shall become effective and dated the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

            (b) Parent shall use its reasonable efforts to cause to be delivered to the Company "comfort" letters of KPMG Peat Marwick LLP, Parent's independent public accountants, dated and delivered on the date on which the Form F-4 shall become effective and dated the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

            SECTION 5.8 FEES AND EXPENSES. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses, other than attorneys' and accountants' fees and expenses, incurred in connection with printing the Proxy Statement and Form F-4, as well as the filing fee relating to the Proxy Statement and Form F-4 paid to the SEC, will be shared equally by Parent and the Company.

            SECTION 5.9 PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form attached hereto as Exhibit 5.9.

            SECTION 5.10 AFFILIATES; ACCOUNTING AND TAX TREATMENT.

            (a) The Company and Parent shall each (i) within five days after the date of this Agreement, deliver to each other a letter identifying all persons who may be deemed affiliates of the Company or Parent, as the case may be, under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment and (ii) no later than five days after the date of this Agreement, obtain (if not previously obtained) from each such affiliate a written agreement substantially in the form of Exhibit 5.10A hereto with respect to the Company and Exhibit 5.10B hereto with respect to Parent. The Company and Parent each shall obtain such a written agreement as soon as practicable from any person who may be deemed to have become an affiliate of the Company or Parent, as the case may be, after the delivery of the letters referred to in clause (i) above and prior to the Effective Time.

            (b) Each party hereto shall use its best efforts to (i) cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization under the provisions of Section 368(a) of the Code and (ii) obtain the letters from the accountants referred to in Sections 6.2(e) and 6.3(d) and the opinions of counsel referred to in Sections 6.2(d) and 6.3(c).

            (c) Each party hereto shall (i) use its best efforts to secure the waiver of any rights to redeem for cash options or warrants of the Company by each holder thereof and (ii) take such other actions as are necessary to cure any facts or circumstances that could prevent the Merger from qualifying for pooling-of-interests accounting treatment.

            (d) Parent shall publish results covering at least 30 days of combined operations of the Company and Parent within 45 calendar days of the end of Parent's fiscal quarter ending immediately following the Effective Time that includes such 30 days of combined operations; provided, however, if such fiscal quarter is Parent's fourth fiscal quarter, then Parent shall publish such results within 90 calendar days of the end of Parent's fiscal year.

            SECTION 5.11 REPAYMENT OF AFFILIATE RECEIVABLES. At or prior to the Closing Date, the Company agrees that it will use its best efforts to cause to be paid in full (with accrued and unpaid interest) all amounts owing to the Company and its subsidiaries by any shareholder, officer or director or affiliate of the Company or any of its subsidiaries.

            SECTION 5.12 BENEFIT PLANS GENERALLY. Except for the Company Purchase Plan which shall terminate at the Effective Time, Parent agrees to honor in accordance with their terms, all employment, severance and similar agreements to which the Company is a party and which are listed on the Company Disclosure Schedule and all accrued benefits that are vested as of the Effective Time under any Company benefit program. Except for the Company Purchase Plan which shall terminate at the Effective Time, Parent agrees to provide employees of the Company with credit for all service with the Company for purposes of vesting and eligibility under any employee benefit plan, program or arrangement of Parent or its affiliates. To the extent not otherwise specified in this Agreement, Parent agrees that Company employees who continue to be employed by the Surviving Corporation after the Effective Time may continue to participate in their current Company sponsored employee benefit programs through six months following the Effective Time, except for the Company Purchase Plan which shall terminate at the Effective Time. Subsequently to such date, Company employees shall participate in Parent employee benefit programs or comparable programs under substantially the same terms and conditions as all other Parent employees. To the extent not otherwise specified in this Agreement, all Company employee benefit programs will cease no earlier than six months following the Effective Time, at a time to be determined by Parent in its discretion.

            SECTION 5.13 TAKEOVER STATUTES. If any "takeover" statute shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company, subject to fiduciary duties, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such takeover statute on the transactions contemplated hereby.

            SECTION 5.14 NASDAQ NATIONAL MARKETING LISTING. Parent shall use its best efforts to cause the shares of Parent Common Stock issuable to the shareholders of the Company in the Merger, and those required to be reserved for issuance in connection with the Merger, to be listed for trading on the Nasdaq National Market.

            SECTION 5.15 BOARD OF DIRECTORS OF PARENT. The Board of Directors of Parent will take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time, to consist of ten persons, seven of whom shall have served on the Board of Directors of Parent immediately prior to the Effective Time, and three of whom shall have served on the Board of Directors of the Company immediately prior to the Effective Time (one of whom will be George Smith who will serve as a Class I director of Parent, one of whom will be James Meyer who will serve as a Class II director of Parent and one of whom will be Ajit Dalvi who will serve as a Class III director of Parent). If, prior to the Effective Time, any of the Parent or the Company designees shall decline or be unable to serve as a director, Parent (if such person was designated by Parent) or the Company (if such person was designated by the Company) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

            SECTION 5.16 TAX MATTERS.

            (a) REPORTING REQUIREMENTS. Following the Merger, Parent agrees to cause the Company to timely comply with the reporting requirements of Treasury Regulation Section 1.367(a)- 3T(c)(4).

            (b) NOTIFICATION. Parent agrees to inform those shareholders of the Company who file gain recognition agreements pursuant to Treasury Regulation Sections 1.367(a)-3T(c)(3) and 1.367(a)-3T(g) in relation to the Merger and continue to hold Parent shares of any disposition of stock, securities, or assets that would require the recognition of gain under such agreements.

            SECTION 5.17 CERTIFICATES AND OTHER DELIVERIES.

            (a) On or prior to the Closing Date, the Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of California and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and shareholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company, and
(iii) a true and complete copy of the articles of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

            (b) On or prior to the Closing Date, Parent shall have delivered to the Company (i) the equivalent of a good standing certificate from the British Virgin Islands (to the extent the equivalent is available) stating that Parent is a validly existing corporation together with a certificate of good standing from the Secretary of State of California stating that Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the shareholders of Parent approving the issuance of the Parent Common Stock pursuant to the Merger, each certified by the Secretary or the Assistant Secretary of the Company; (iii) a true, complete and certified copy of the memorandum of association, as amended, of Parent and a true, complete and certified copy of the articles of incorporation of Sub; and (iv) a true and complete copy of the articles of association, as amended, of Parent, and a true and complete copy of the bylaws, as amended, of Sub, each certified by the Secretary or Assistant Secretary of Parent and Sub, as applicable.

            SECTION 5.18 PENDING LITIGATION. Each of the parties covenants and agrees that all activity (except as contemplated by this Section 5.18) with respect to the pending litigation between and among the parties and their respective affiliates (the "SUBJECT LITIGATION") shall cease until the earlier of (i) the termination of this Agreement pursuant to Section 7.1 hereof, and
(ii) the Effective Time. Each of the parties hereto agrees to take promptly any and all action required and to file appropriate documents with each court (the "RELEVANT COURTS") in which the Subject Litigation is pending to inform the court of this Section 5.18 and to request the stay of the Subject Litigation. Upon any termination of this Agreement pursuant to Sections 7.1, the stay implemented in connection with the Subject Litigation pursuant to this Section
5.18 shall be deemed automatically lifted and each of the parties hereto agrees to take promptly any and all actions required and to file appropriate documents with the Relevant Courts to lift the stay. The parties shall immediately and expeditiously as possible, following the execution of this Agreement, take all necessary steps to execute and file with the Relevant Courts the documents contemplated by this Section 5.18.



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
                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) SHAREHOLDER APPROVALS. The Company Shareholder Approval and the Parent Shareholder Approval shall have been obtained.

            (b) NASDAQ NATIONAL MARKET LISTING. The shares of Parent Common Stock issuable to the Company's shareholders and option and warrant holders pursuant to this Agreement shall have been approved for inclusion on the Nasdaq National Market, subject to official notice of issuance.

            (c) NO INJUNCTIONS OR RESTRAINTS. No litigation or proceeding brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. For the purposes of this Agreement, litigation shall be deemed to be "threatened" by the Federal Trade Commission or Department of Justice only if the Federal Trade Commission or the Department of Justice, as the case may be, shall have publicly announced or shall have advised Parent, Sub or the Company that it has authorized its staff to commence proceedings in federal court seeking injunctive relief against, or to commence administrative proceedings challenging, the transactions contemplated by this Agreement.

            (d) FORM F-4. The Form F-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

            (e) HSR ACT. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

            (f) APPROVALS. Other than the filing of merger documents in accordance with the CCC, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required


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
      to be made, by Parent, Sub and the Company prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a material adverse effect, at or after the Effective Time, on the Company, the Surviving Corporation or Parent.

            (g) TAX OPINIONS. Parent and the Company shall have each received the opinions of their respective counsel, O'Melveny & Myers LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated the date of the Proxy Statement, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of
      Section 368(a) of the Code, which opinions shall not have been withdrawn or modified in any material respect. The issuance of such opinions shall be conditioned on the receipt of such customary representation letters from Parent, Sub, the Company and certain shareholders of Parent and the Company.

            (h) POOLING OF INTERESTS ACCOUNTING TREATMENT. Parent and the Company shall have received from KPMG Peat Marwick LLP, as independent auditors of Parent, and Deloitte & Touche LLP, as independent auditors of the Company, on the Closing Date, letters, dated as of such date, in form and substance reasonably acceptable to Parent and the Company regarding the appropriateness of pooling-of-interests accounting treatment for the Merger by Parent for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules an regulations. No action shall have been taken by any Governmental Entity or any statute, rule, regulation or order enacted, promulgated or issued by any Government Entity, or any proposal made for any such action by any Governmental Entity which is reasonably likely to be put into effect that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

            SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are also subject to the following conditions, unless waived in writing by Parent:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall remain true and


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
      correct as of such date), except, in all such cases, where the failure to be so true and correct would not have a material adverse effect on the Company. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

            (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all loan or credit agreements, notes, mortgages, indentures, leases, or other agreements or instruments to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not have a material adverse effect on the Surviving Corporation or Parent after the Effective Time.

            (d) NO MATERIAL ADVERSE CHANGE. From and including the date hereof, there shall not have occurred any event which has had a material adverse effect on the Company; provided, however, that neither (i) changes or fluctuations in the price of the Company Common Stock on the Nasdaq National Market, nor (ii) any developments in pending litigation between the parties and their respective affiliates, nor (iii) the failure of the Company to execute a definitive settlement agreement with Scientific Atlanta, Inc. regarding the receipt by the Company of the outstanding arbitration award, settlement of pending litigation between the two companies, the terms of a multi-year license of the Company's technology to Scientific Atlanta, Inc. and related matters, shall be deemed to have a material adverse effect on the Company.

            SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the following conditions, unless waived in writing by the Company:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except, in all such


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
      cases, where the failure to be so true and correct would not have a material adverse effect on Parent and its subsidiaries taken as a whole. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

            (b) AGREEMENTS AND COVENANTS. Each of Sub and Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

            (c) CONSENTS UNDER AGREEMENTS. Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all loan or credit agreements, notes, mortgages, indentures, leases, or other agreements or instruments to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not have a material adverse effect on the Surviving Corporation or Parent after the Effective Time.

            (d) NO MATERIAL ADVERSE CHANGE. From and including the date hereof, there shall not have occurred any event which has had a material adverse effect on Parent and its subsidiaries taken as a whole; provided, however, that neither (i) changes or fluctuations in the price of the Parent Common Stock on the Nasdaq National Market, nor (ii) any developments in pending litigation between the parties and their respective affiliates shall be deemed to have a material adverse effect on Parent and its subsidiaries taken as a whole.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company or of Parent:

            (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors; or

            (b) by either Parent or the Company, if the Merger shall not have occurred by June 30, 1997, provided that if the Merger shall not have been consummated due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, then such date shall be extended to August 31, 1997 (whichever date is operative being the "REFERENCE DATE"), and provided further that the right to terminate this Agreement under this
      Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before the Reference Date and such action or failure to act constitutes a breach of this Agreement; or

            (c) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
      Section 6.2(b), as the case may be, would be incapable of being satisfied by the Reference Date; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(c); or

            (d) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in
      Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by the Reference Date; provided that, in any case a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(d); or

            (e) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable; or

            (f) by either Parent or the Company if any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's shareholders or at any adjournment or postponement thereof, provided that the right to terminate this Agreement under this Section 7.1(f) shall not be available to the Company where the failure to obtain shareholder approval of the Company's shareholders shall have been caused by the action or failure to act of the Company in breach of this Agreement; or

            (g) by either Parent or the Company if any approval of the Parent's Shareholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Parent's Shareholders or at any adjournment or postponement thereof, provided that the right to terminate this Agreement under this Section 7.1(g) shall not be available to Parent where the failure to obtain the approval of the Parent's Shareholders shall have been caused by the action or failure to act of Parent in breach of this Agreement; or

            (h) by either Parent or the Company if, prior to the consummation of the Merger, the Company shall have accepted or recommended to the shareholders of the Company a Company Superior Proposal; or

            (i) by either Parent or the Company if, prior to the consummation of the Merger, Parent shall have accepted or recommended to the shareholders of Parent a Parent Superior Proposal; or

            (j) by Parent if the Board of Directors of the Company fails to recommend or withdraws or modifies adversely its recommendation of the Merger or the Company fails to comply with its obligations under Section
      5.1 following a Company Takeover Proposal; or

            (k) by the Company if the Board of Directors of Parent fails to recommend or withdraws or modifies adversely its recommendation of the Merger or Parent fails to comply with its obligations under Section 5.1 following a Parent Takeover Proposal; or

            (l) by Parent or the Company, if following a Company Takeover Proposal, any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by the Reference Date or by reason of the failure to obtain the required vote at a duly held meeting of the Company's shareholders or at any adjournment or postponement thereof; or

            (m) by Parent or the Company, if following a Parent Takeover Proposal, any approval of the shareholders of Parent required for the consummation of the Merger shall not


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      have been obtained by the Reference Date or by reason of the failure to obtain the required vote at a duly held meeting of Parent's Shareholders or at any adjournment or postponement thereof.

            SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except (i) as set forth in Section 3.1(n), Section 3.2(k), Section 5.8, this Section 7.2, Section 7.5 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any willful and material breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

            SECTION 7.3 AMENDMENT. This Agreement may be amended prior to the Effective Time by the parties at any time before or after approval hereof by the shareholders of the Company and Parent; provided, however, that after such shareholder approval there shall not be made any amendment that by law requires further approval by the shareholders of the Company or Parent without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            SECTION 7.5 TERMINATION FEE.

            (a) Upon any termination of this Agreement pursuant to Section 7.1(h), (j) or (l) or upon the failure of any of the Company Significant Shareholders to vote in favor of the Merger at a duly held meeting of the Company's shareholders or at any adjournment or postponement thereof and, in connection with such vote, the Merger is not approved by the shareholders of the


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Company, the Company, upon written notice from Parent at any time of Parent's election to receive a termination fee equal to $15 million (the "COMPANY TERMINATION FEE") in lieu of Parent exercising the Company Stock Option (the "COMPANY TERMINATION FEE NOTICE"), shall immediately pay to Parent the Company Termination Fee. Following any termination of this Agreement pursuant to Section 7.1(h), (j) or (l), the Company shall give Parent at least 30 days' (and not more than 45 days') prior written notice of the closing date of any Company Takeover Proposal, and Parent, if it elects to receive the Company Termination Fee upon such closing, shall give written notice to the Company (the "COMPANY PAYMENT NOTICE") at least five days' prior to such closing (which notice shall be effective only upon such closing), and the Company shall pay the Company Termination Fee upon such closing. If Parent has not delivered the Company Payment Notice within such time frame, then upon (and only upon) the closing of the Company Takeover Proposal, Parent's right to receive the Company Termination Fee shall terminate.

            (b) Upon any termination of this Agreement pursuant to Section 7.1(i), (k) or (m) or upon the failure of the Parent Significant Shareholder to vote in favor of the Merger at a duly held meeting of Parent's shareholders or at any adjournment or postponement thereof and, in connection with such vote, the Merger is not approved by the shareholders of Parent, Parent, upon written notice from the Company at any time of the Company's election to receive a termination fee equal to $15 million (the "PARENT TERMINATION FEE") in lieu of the Company exercising the Parent Stock Option (the "PARENT TERMINATION FEE NOTICE"), shall immediately pay to the Company the Parent Termination Fee. Following any termination of this Agreement pursuant to Section 7.1(i), (k) or
(m), Parent shall give the Company at least 30 days' (and not more than 45 days') prior written notice of the closing date of any Parent Takeover Proposal, and the Company, if it elects to receive the Parent Termination Fee upon such closing, shall give written notice to Parent (the "PARENT PAYMENT NOTICE") at least five days' prior to such closing (which notice shall be effective only upon such closing), and Parent shall pay the Parent Termination Fee upon such closing. If the Company has not delivered the Parent Payment Notice within such time frame, then upon (and only upon) the closing of the Parent Takeover Proposal, the Company's right to receive the Parent Termination Fee shall terminate.

            (c) Payment of the fees described in Sections 7.5(a) and (b) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

            SECTION 7.6 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the


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Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

            SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger shall survive the Merger.

            SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Parent or Sub, to

                  Gemstar International Group Limited
                  135 North Los Robles Avenue, Suite 800
                  Pasadena, California 91101
                  Facsimile: (818) 792-4051
                  Attention: Larry Goldberg, Esq.

                  with a copy to:

                  O'Melveny & Myers LLP
                  Suite 1700
                  610 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile:  (714) 669-6994
                  Attention:  David A. Krinsky, Esq.

            (b)   if to the Company, to

                  StarSight Telecast, Inc.
                  39650 Liberty Street
                  Fremont, California 94538
                  Facsimile:  (510) 657-5022
                  Attention:  Larry W. Wangberg
                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California  94304
                  Facsimile:  (415) 493-6811
                  Attention:  Robert P. Latta, Esq.

            SECTION 8.3 DEFINITIONS. For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

            (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company, the Surviving Corporation or Parent, any change, event or effect (or any development that insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, assets, prospects, financial condition or results of operations of such party and its subsidiaries taken as a whole;

            (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

            (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interest of which) is owned directly or indirectly by such first person.

            SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to a Section , Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties whether by mail,


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overnight courier, personal delivery or facsimile, it being understood that all parties need not sign the same counterpart.

            SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Merger Agreement (and the other exhibits hereto), the Confidentiality Agreement and the other documents referenced herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.4, 5.6 and 5.12, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

            SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in California State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that process may be served upon it in any manner authorized by the laws of the State of California, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement in any court other than a federal or State court sitting in the State of California.

            SECTION 8.10 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any such jurisdiction to be invalid, prohibited or unenforceable for any reason, such provisions, as to such jurisdictions, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                "PARENT"

                                       GEMSTAR INTERNATIONAL GROUP
                                       LIMITED, a British Virgin
                                       Islands corporation


By: /s/ LARRY GOLDBERG                 By: /s/ HENRY YUEN
    ---------------------------------      -----------------------------------
      Name:  Larry Goldberg                  Name:  Henry C. Yuen
      Title: Secretary                       Title: President and
                                                    Chief Executive
                                                    Officer

Attest:                                "SUB"

                                       G/S ACQUISITION SUBSIDIARY,
                                       a California corporation



By: /s/ LARRY GOLDBERG                 By: /s/ HENRY YUEN
    ---------------------------------      -----------------------------------
      Name:  Larry Goldberg                  Name:  Henry C. Yuen
      Title: Secretary                       Title: President and
                                                    Chief Executive
                                                    Officer

Attest:                                "COMPANY"

                                       STARSIGHT TELECAST, INC.,
                                       a California corporation



By: /s/ MARTIN HENKEL                  By: /s/ LARRY W. WANGBERG
    ---------------------------------      -----------------------------------
      Name:  Martin W. Henkel                Name:  Larry W. Wangberg
      Title: Secretary                       Title: Chairman of the
                                                    Board and Chief
                                                    Executive Officer

                                   EXHIBIT 1.1

                                MERGER AGREEMENT

            THIS MERGER AGREEMENT (this "AGREEMENT") is executed as of _______________, 1997 by and among G/S Acquisition Subsidiary, a California corporation (the "MERGING CORPORATION"), StarSight Telecast, Inc., a California corporation (the "SURVIVING CORPORATION"), which corporations are hereinafter sometimes referred to jointly as the "CONSTITUENT CORPORATIONS," and Gemstar International Group Limited, a British Virgin Islands corporation ("PARENT").


                                   BACKGROUND

            A. The Merging Corporation is a corporation duly organized and existing under the laws of the State of California. The Surviving Corporation is a corporation duly organized and existing under the laws of the State of California. The Parent is a corporation duly organized and existing under the laws of the British Virgin Islands.

            B. The Merging Corporation has authorized capital stock consisting of 1,000 shares of common stock, $.01 par value, of which 100 shares are now validly issued, are fully paid and nonassessable and are owned by Parent.

            C. The Surviving Corporation has authorized capital stock consisting of the 50,000,000 shares of common stock, no par value, of which ____________ shares are now validly issued, are fully paid and nonassessable.

            D. The Merging Corporation and the Surviving Corporation desire to effect a merger (the "MERGER") of the Merging Corporation with and into the Surviving Corporation in the manner herein set forth, and the Board of Directors of the Constituent Corporations have duly adopted resolutions approving this Merger Agreement (the "AGREEMENT").

            E. The Merging Corporation, the Surviving Corporation and Parent have entered into that certain Agreement and Plan of Merger dated as of December 23, 1996 (the "AGREEMENT OF MERGER") pursuant to which the parties agreed, subject to the satisfaction of the conditions specified therein to the Merger of the Merging Corporation with and into the Surviving Corporation and the conversion in the Merger of each issued and outstanding share of common stock, no par value, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK") into ordinary shares, par value $.01 per share, of the Parent ("PARENT COMMON STOCK").



                                      1.1-1

            In consideration of the foregoing premises, and the mutual covenants and agreements herein contained, it is hereby agreed as follows:

                                    ARTICLE I
                              PARTIES TO THE MERGER

            SECTION 1 THE MERGING CORPORATION. The name of the corporation proposing to merge into the Surviving Corporation is G/S Acquisition Subsidiary.

            SECTION 2 THE SURVIVING CORPORATION. The name of the corporation into which the Merging Corporation proposes to merge is StarSight Telecast, Inc. and StarSight Telecast, Inc. will be the corporation surviving the Merger.

            SECTION 3 PARENT. The Merging Corporation is a wholly-owned subsidiary of Parent, and cash and shares of Parent Common Stock will be issued in the Merger to the holders of common stock of the Surviving Corporation.


                                   ARTICLE II
                       TERMS AND CONDITIONS OF THE MERGER

            SECTION 1 GENERAL. Upon the Effective Time (as defined below) of the
Merger: (a) the Merging Corporation shall merge with and into the Surviving Corporation, which shall survive the Merger and continue to be a California corporation; (b) the shares of common stock of the Surviving Corporation outstanding upon the Effective Date of the Merger shall be converted into the right to receive a certain number of shares of Parent Common Stock; (c) the separate existence of the Merging Corporation shall cease, as provided by the Corporations Code of the State of California (the "CCC"); and (d) the name of the Surviving Corporation shall remain StarSight Telecast, Inc.

            SECTION 2 EFFECTIVE TIME. The "EFFECTIVE TIME" with respect to the Merger contemplated by this Agreement shall be the date on which this Agreement is filed with the California Secretary of State, together with any required officers' certificates of each Constituent Corporation.

            SECTION 3 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized, so long as such action is consistent with this


                                      1.1-2

Agreement, to execute and deliver, in the name and on behalf of each Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each Constituent Corporation, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                   ARTICLE III
                           CONVERSION OF CAPITAL STOCK

            At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Merging Corporation, the Surviving Corporation, or the holders of any shares of the Merging Corporation's capital stock or any shares of the Surviving Corporation's capital stock:

            (a) CAPITAL STOCK OF THE MERGING CORPORATION. Each share of the capital stock of the Merging Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock. Each stock certificate of the Merging Corporation evidencing ownership of any such shares shall continue to evidence ownership of such shares of Surviving Corporation Common Stock.

            (b) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. Each share of Surviving Corporation Common Stock that is owned by the Surviving Corporation or by any subsidiary of the Surviving Corporation and each share of Surviving Corporation Common Stock that is owned by Parent, the Merging Corporation or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

            (c) CONVERSION OF COMMON STOCK. Each share of Surviving Corporation Common Stock issued and outstanding as of the Effective Time, other than shares to be cancelled in accordance with Subsection (b) and any Dissenting Shares (as defined and to the extent provided in paragraph (n) below) shall be converted, subject to paragraphs f and k, into .6041 shares (the "EXCHANGE RATIO") of Parent Common Stock.

            (d) STOCK OPTIONS: SURVIVING CORPORATION EMPLOYEE STOCK PURCHASE PLAN. At the Effective Time, all options to purchase Common Stock (each, a "SURVIVING CORPORATION OPTION") then outstanding under the Surviving Corporation's 1989 Stock Incentive Program (the "STOCK OPTION PLAN") shall be assumed by Parent in accordance with the Agreement of


                                      1.1-3

      Merger. At the Effective Time, Surviving Corporation shall terminate the Surviving Corporation's Employee Stock Purchase Plan (the "SURVIVING CORPORATION PURCHASE PLAN") in accordance with the Agreement of Merger.

            (e) CONVERSION OF WARRANTS. Each stock purchase warrant issued by the Surviving Corporation to purchase shares of Surviving Corporation Common Stock (collectively, the "WARRANTS") shall, in accordance with its terms, be adjusted (an "ADJUSTED WARRANT") to become exercisable for, or exchangeable for a new warrant (on substantially the same terms) that would be exercisable for, the number of shares of Parent Common Stock equal to the Warrant Conversion Number (as defined below). The exercise price of any Adjusted Warrant (the "ADJUSTED EXERCISE PRICE") shall be an amount equal to the exercise price of the Warrant related to such Adjusted Warrant as of the date of this Agreement divided by the Exchange Ratio. The "WARRANT CONVERSION NUMBER" for any Adjusted Warrant shall be equal to the number of shares purchasable pursuant to the Warrant related to such Adjusted Warrant as of the date of this Agreement multiplied by the Exchange Ratio.

            As of the Effective Time, all such shares of the Surviving Corporation Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holders of certificates or instruments previously evidencing such shares of Surviving Corporation Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided herein or by law. Each certificate previously representing the Surviving Corporation Common Stock shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which the Surviving Corporation Common Stock was converted in the Merger. Such certificates previously representing shares of the Surviving Corporation Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of this Article III, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to this Article III.

            (f) ADJUSTMENT TO EXCHANGE RATIO. If between the date of the Agreement of Merger and the Effective Time, the outstanding shares of Parent Common Stock or the Surviving Corporation Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares,


                                     1.1-4
      readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted.

            (g) EXCHANGE AGENT. Parent shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., as exchange agent for Parent Common Stock (the "EXCHANGE AGENT") as of the Effective Time (or otherwise when requested by the Exchange Agent from time to time in order to effect any exchange pursuant to this Article III), for the benefit of the holders of shares of the Surviving Corporation Common Stock for exchange in accordance with this Article III through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to this Article III in exchange for outstanding shares of Surviving Corporation Common Stock, (such certificates representing shares of Parent Common Stock together with any dividends or distributions with respect thereto, being collectively referred to as the "EXCHANGE FUND"), and cash in an amount sufficient for payment in lieu of fractional shares pursuant to this Article III. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to this Article III out of the Exchange Fund. Except as contemplated by this Article III, the Exchange Fund shall not be used for any other purpose.

            (h) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Surviving Corporation Common Stock, including holders of record pursuant to purchases made under the Surviving Corporation Purchase Plan immediately prior to the Effective Time pursuant to Section 5.4 of the Agreement of Merger, (for convenience of reference, the certificates of the Surviving Corporation Common Stock are referred to as the "CERTIFICATES"), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, and the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Surviving Corporation Common Stock formerly


                                     1.1-5
      evidenced by such Certificate (after taking into account the provisions of this Agreement and all shares of Surviving Corporation Common Stock then held of record by such holder, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to this Article III and any dividends or other distributions to which such holder is entitled, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Surviving Corporation Common Stock which is not registered in the transfer records of the Surviving Corporation, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantee or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Article III, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to this Article III and any dividends or other distributions to which such holder is entitled pursuant to this Article III. No interest will be paid or will accrue on any cash payable pursuant to this Article III.

            (i) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to this Article III, in each case until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable escheat laws, following surrender of such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to this Article III and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the


                                     1.1-6
      appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (j) NO FURTHER OWNERSHIP RIGHTS IN SURVIVING CORPORATION COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III (including any cash paid pursuant to this Article III) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Surviving Corporation Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Surviving Corporation on such shares of Surviving Corporation Common Stock, in accordance with the terms of the Agreement of Merger, prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Surviving Corporation shall be closed, and there shall be no further registrations of transfers of shares of Surviving Corporation Common Stock, or transfer or exercise of the Warrants or Surviving Corporation Stock Options thereafter on the records of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

            (k)   NO FRACTIONAL SHARES.

                  (i) No Certificates or scrip representing fractional shares of
            Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

                 (ii) Each holder of a Certificate issued and outstanding at the
            Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of such Certificate for exchange pursuant to this Article III (after taking into account all Warrants, Surviving Corporation Stock Options and shares of Surviving Corporation Common Stock then held by such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional share, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the average closing price for a


                                     1.1-7
            share of Parent Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) during the 20 consecutive trading days ending on the third trading day prior to the Effective Time.

                (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of this Article III.

            (l) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article III shall thereafter look as a general creditor only to Parent for payment of the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which they are entitled.

            (m) NO LIABILITY. None of Parent, Merging Corporation, Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Surviving Corporation Common Stock, the Warrants or Stock Options for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (n) SURVIVING CORPORATION DISSENTING SHARES.

                  (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Surviving Corporation Common Stock held by a holder who has exercised dissenters' rights for such shares in accordance with the Corporations Code of California (the "CCC") and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to this Article III, but the holder thereof shall only be entitled to such rights as are granted by the CCC.

                (ii) Notwithstanding the provisions of subsection (i), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time or the


                                     1.1-8
            occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to this Article III and any dividends or other distributions to which such holder is entitled pursuant to this Article III, without interest thereon, upon surrender of the certificate(s) representing such shares.

               (iii) The Surviving Corporation shall give Parent (i) prompt notice of any written demand received by the Surviving Corporation to require the Surviving Corporation to purchase shares of the Surviving Corporation's Common Stock pursuant to the applicable provisions of the CCC and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Surviving Corporation shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

            (o) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

            (p) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to this Article III and any dividends or other distributions to which such holder is entitled pursuant to this Article III.


                                   ARTICLE IV
                      ARTICLES OF INCORPORATION AND BYLAWS

            The Articles of Incorporation of the Merging Corporation in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the CCC provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Silver. The Bylaws of the Merging Corporation in effect at the Effective Time shall be the


                                     1.1-9

Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the CCC.


                                    ARTICLE V
                             DIRECTORS AND OFFICERS

            At the Effective Time, the directors of the Surviving Corporation immediately prior to the Effective Time shall be deemed to have resigned at such time and the directors of the Merging Corporation prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of the Surviving Corporation immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.


                                   ARTICLE VI
                       CORPORATE APPROVALS AND TERMINATION

            SECTION 1 CORPORATE APPROVALS. Pursuant to Section 1201 of the CCC, this Agreement and related matters have been approved in accordance with such provisions.

            SECTION 2 TERMINATION.

            (a) At any time prior to the Effective Time, this Agreement may be terminated by mutual written consent of Parent and the Surviving Corporation, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors.

            (b) Notwithstanding the approval of this Agreement by the shareholders of the Merging Corporation and the Surviving Corporation, this Agreement shall terminate forthwith in the event that the Agreement of Merger shall be terminated as therein provided.

            SECTION 3 EFFECTS OF TERMINATION. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Merging Corporation or Surviving Corporation or their respective officers or directors, except to the extent otherwise provided in the Agreement of Merger.




                                     1.1-10

                                   ARTICLE VII
                               GENERAL PROVISIONS

            SECTION 1 AMENDMENT. This Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Surviving Corporation but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            SECTION 2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

            SECTION 3 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

            IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                    STARSIGHT TELECAST, INC.,
                                    a California corporation

                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

By:
      ----------------------------
      Name:
           -----------------------
      Secretary


                                    G/S ACQUISITION  SUBSIDIARY,
                                    a California corporation

                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

By:
      ----------------------------
      Name:
           -----------------------
      Secretary





                                     1.1-11

                                    GEMSTAR INTERNATIONAL GROUP
                                    LIMITED, a British Virgin Islands
                                    corporation

                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

By:
      ----------------------------
      Name:
           -----------------------
      Secretary



                                     1.1-12

                                   CERTIFICATE

            ______________________ and ___________________ certify that:

      1. They are the Chief Executive Officer and the Secretary, respectively of StarSight Telecast, Inc., a corporation organized under the laws of the State of California (the "CORPORATION").

      2. The Corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock."

      3. The number of outstanding shares of Common Stock of the Corporation entitled to vote is ________________ shares. There are no outstanding shares of Preferred Stock.

      4. The principal terms of the agreement relating to the merger of G/S Acquisition Subsidiary, a California corporation, with and into the Corporation (the "MERGER") in the form attached were approved by the Corporation's Board of Directors and by the vote of a number of shares of Common Stock which equaled or exceeded the vote required.

      5. The percentage vote required of the holders of Common Stock entitled to vote in connection with the Merger is more than 50%.


                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title: Chief Executive Officer



                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title: Secretary





                                     1.1-13

      ______________________ declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

________________, 1997


                                    --------------------------------------------

                                    --------------------



      ______________________ declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

________________, 1997


                                    --------------------------------------------

                                    --------------------




                                     1.1-14

                                   CERTIFICATE

            _____________________ and _____________________ certify that:

      1. They are the Chief Executive Officer and the Secretary, respectively, of G/S Acquisition Subsidiary, a corporation organized under the laws of the State of California (the "CORPORATION").

      2. The number of outstanding shares of common stock of the Corporation entitled to vote is ______________ shares.

      3. The principal terms of the agreement relating to the merger of the Corporation with and into StarSight Telecast, Inc., a California corporation, (the "MERGER") in the form attached were approved by the Corporation's Board of Directors and by the vote of a number of shares of each class which equaled or exceeded the vote required.

      4. The percentage vote required of the capital stock entitled to vote in connection with the Merger is more than 50%.

      5. Equity securities of the Corporation's parent corporation, Gemstar International Group Limited, a corporation organized under the laws of the British Virgin Islands, are to be issued in the Merger and the required vote of the members of the parent corporation was obtained.



                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title: Chief Executive Officer


                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title: Secretary




                                     1.1-15

      ______________________ declares under penalty of perjury under the laws of the State of California that he/she has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

________________, 1997


                                    --------------------------------------------

                                    --------------------



      ______________________ declares under penalty of perjury under the laws of the State of California that he/she has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

________________, 1997


                                    --------------------------------------------

                                    --------------------




                                     1.1-16

                                                                     EXHIBIT 5.9

                              INITIAL PRESS RELEASE



                                 Exhibit 5.9-1

                                                                 EXHIBIT 5.10(A)

                      FORM OF THE COMPANY AFFILIATE LETTER

Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101

Ladies and Gentlemen:

            I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of StarSight Telecast, Inc., a California corporation (the "COMPANY"), as the term "affiliate" is (i) defined within the meaning of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 23, 1996 (the "AGREEMENT"), among Gemstar International Group Limited, a British Virgin Islands corporation ("PARENT"), G/S Acquisition Subsidiary, a California corporation ("SUB"), and the Company, Sub will be merged with and into the Company (the "MERGER").

            In connection with the Merger, I am entitled to receive ordinary shares, par value $.01 per share, of Parent (the "PARENT SHARES") in exchange for shares (or options or warrants for shares) owned by me of capital stock of the Company (the "COMPANY SHARES").

            I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

            (a) I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

            (b) I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

            (c) I have been advised that the issuance of Parent Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form F-4. However, because I have been advised that, at the time the Merger is submitted for a vote of the shareholders of the Company (a) I may be deemed to be an affiliate of the Company and (b) other than as set forth in the Agreement, the distribution by me of the Parent Shares has not been registered under the Act, I will not sell, transfer or otherwise dispose of Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition


                                Exhibit 5.10(A)-1
      is effected in compliance with the applicable requirements of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been made pursuant to an effective registration statement under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            (d) I understand that Parent, except as provided by contractual arrangement existing on the date hereof, is under no obligation, to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as set forth in the following paragraph, to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

            From and after the Effective Time of the Merger and for so long as is necessary in order to permit me to sell the Parent Shares held by me pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, referred to in paragraph (c) of Rule 144 under the Securities Act, in order to permit me to sell, transfer or otherwise dispose of the Parent Shares held by me pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

            (e) I also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

            THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED DECEMBER 23, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND GEMSTAR INTERNATIONAL GROUP LIMITED A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF GEMSTAR INTERNATIONAL GROUP LIMITED.

            (f) I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145 or Rule 144, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:



                                Exhibit 5.10(A)-2

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

            It is understood and agreed that the legends set forth in paragraphs
(e) and (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

            In connection with the proposed Merger, I wish to inform you that I do not have any present commitment, plan or intention to sell (or engage in a risk-reducing or other arrangement which would be treated as a sale for federal income tax purposes), transfer or otherwise dispose of any of my Company Shares prior to and in contemplation of the Merger or any of the Parent Shares I will receive in the Merger. I further agree that I will not offer to sell, sell or otherwise dispose of any of the Parent Shares in violation of the Act or offer to sell, sell or otherwise dispose of any of my Company Shares (other than through conversion to Parent's Shares in the Merger) or any of the Parent Shares received by me in the Merger until such time as financial results covering at least 30 days of post-merger combined operations have been published, whether by issuance of a quarterly earnings report on Form 10-Q or Form 6-K, or other applicable form, or other public issuance (such as a press release) which includes such information. Notwithstanding the forgoing, I understand that I will not be prohibited from selling up to 10% of the shares I hold at the time of the Merger during the aforementioned period if the requirements of Rule 145 are complied with.

            If the Merger Agreement were to be terminated prior to the Effective Time in accordance with its terms, this letter Agreement and my obligations hereunder will also terminate concurrently with the termination of the Merger Agreement.

            Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                Exhibit 5.10(A)-3

                                          Very truly yours,


                                          --------------------------------------
                                          Print Name:
                                                     ---------------------------
Accepted this 23nd day of
December, 1996, by

GEMSTAR INTERNATIONAL GROUP LIMITED



By:
      -------------------------
      Name:
           -------------------
      Title:
            ------------------


                                Exhibit 5.10(A)-4

                                                                 EXHIBIT 5.10(B)

                         FORM OF PARENT AFFILIATE LETTER


Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101

Ladies and Gentlemen:

            I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Gemstar International Group Limited, a British Virgin Islands corporation ("PARENT"), as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 23rd, 1996 (the "AGREEMENT"), among Parent, G/S Acquisition Subsidiary, a California corporation ("SUB"), StarSight Telecast, Inc., a California corporation (the "COMPANY") pursuant to which Sub will be merged with and into the Company (the "MERGER").

            In connection with the proposed Merger, I wish to inform you that I do not have any present commitment, plan or intention to sell (or engage in a risk-reducing or other arrangement which would be treated as a sale for federal income tax purposes), transfer or otherwise dispose of any of my shares of the Parent's Common Stock. I further agree that I will not offer to sell, sell or otherwise dispose of any of my Parent shares of Common Stock until such time as financial results covering at least 30 days of post-merger combined operations have been published, whether by issuance of a quarterly earnings report on Form 10-Q or other public issuance (such as a press release) which includes such information. Notwithstanding the forgoing, I understand that I will not be prohibited from selling up to 10 % of the shares I hold at the time of the Merger if the requirements of Rule 145 are complied with.

            I also understand that there will be placed on the certificates for any Parent shares of Common Stock currently owned by me, or any substitutions therefor, a legend stating in substance:

            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED DECEMBER 23, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND GEMSTAR INTERNATIONAL GROUP LIMITED A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF GEMSTAR INTERNATIONAL GROUP LIMITED.



                                Exhibit 5.10(B)-1

            If the Merger Agreement were to be terminated prior to the Effective Time in accordance with its terms, this letter agreement and my obligations hereunder will also terminate concurrently with the termination of the Merger Agreement.

            Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          --------------------------------------
                                          Print Name:
                                                     ---------------------------
Accepted this 23rd day of
December, 1996, by

GEMSTAR INTERNATIONAL GROUP LIMITED



By:
      -------------------------
      Name:
            -------------------
      Title:
             ------------------



                                Exhibit 5.10(B)-2

                                                               EXHIBIT 5.10(C)-1
               FORM OF COMPANY SIGNIFICANT SHAREHOLDER AGREEMENT

                                                      December 23, 1996



Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101


            Re    Agreement of Principal Shareholders Concerning
                  Transfer and Voting of Shares of StarSight
                  Telecast, Inc.


            We understand that Gemstar International Group Limited, a British Virgin Islands corporation ("GEMSTAR"), and StarSight Telecast, Inc., a California corporation (the "COMPANY"), of which the undersigned are principal shareholders, are prepared to enter into an agreement for the merger (the "MERGER") of G/S Acquisition Subsidiary, a California corporation ("SUB"), into the Company, but that Gemstar has conditioned its willingness to proceed with such agreement (the "MERGER AGREEMENT") upon Gemstar's receipt from us of assurances satisfactory to Gemstar of our support of and commitment to the Merger. We are familiar with the Merger Agreement and the terms and conditions of the Merger. In order to evidence such commitment and to induce Gemstar to enter into the Merger Agreement, we hereby represent and warrant to Gemstar and agree with Gemstar as follows:

            1. Voting. We will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by any of us or under any of our control in favor of the Merger and other transactions provided for in or contemplated by the Merger Agreement and against any inconsistent proposals or transactions.

            2. Ownership. As of the date hereof, our only ownership of, or interest in, equity securities or convertible debt securities of the Company consists solely of the interests described in Schedule 1 hereto (collectively, the "Shares").

            3. Restriction on Transfer. During the period from the date of this Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the effective time of the Merger, we will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, without your express written consent. In addition, we hereby agree to execute and deliver to you the affiliate letters contemplated by Section 5.10 of the Merger Agreement in the form of Exhibit 5.10A to the Merger Agreement.



                                Exhibit 5.10(C)1-1

            4. Termination. This letter agreement and our obligations hereunder will terminate on June 30, 1997 unless the Merger Agreement is extended in accordance with its terms, in which event this letter agreement and our obligations will terminate on such extended date. Notwithstanding the foregoing, if the Merger Agreement were to be terminated earlier in accordance with its terms, this letter agreement and our obligations hereunder will also terminate concurrently with the termination of the Merger Agreement.

            5. Effective Date; Succession; Remedies. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and us, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performances shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement.

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                    Very truly yours,



                                    Principal Shareholders

                                    PVI TRANSMISSION INC.


                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------

                                    THOMSON MULTIMEDIA S.A.


                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------

                                    COX COMMUNICATIONS, INC.


                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------


                               Exhibit 5.10(C)1-2

                                    SPELLING ENTERTAINMENT, INC.


                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------


                                    TRIBUNE COMPANY


                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------


                                    PROVIDENCE JOURNAL COMPANY


                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------



ACCEPTED:

GEMSTAR INTERNATIONAL GROUP LIMITED


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------


                               Exhibit 5.10(C)1-3

                                   Schedule 1


                                                                 Shares of
Beneficial Owner                                            Common Stock Owned
----------------                                            ------------------
PVI Transmission Inc. ...................................            4,769,149

THOMSON Multimedia S.A. .................................            3,333,333

Cox Communications, Inc. ................................            2,166,647

Spelling Entertainment, Inc. ............................            1,124,176

Tribune Company .........................................            1,122,518

Providence Journal Company ..............................              791,897


                          Exhibit 5.10(c)-Schedule 1-1

                                                               EXHIBIT 5.10(C)-2
               FORM OF PARENT SIGNIFICANT SHAREHOLDER AGREEMENT

                                                      December 23, 1996



StarSight Telecast, Inc.
39650 Liberty Street
Fremont, California 94538


            Re    Agreement of Principal Shareholders Concerning
                  Transfer and Voting of Shares of Gemstar
                  International Group Limited


            We understand that StarSight Telecast, Inc., a California corporation ("STARSIGHT"), and Gemstar International Group Limited, a British Virgin Islands corporation ("GEMSTAR"), of which the undersigned are principal shareholders, are prepared to enter into an agreement for the merger (the "MERGER") of G/S Acquisition Subsidiary, a California corporation ("SUB"), into StarSight, but that StarSight has conditioned its willingness to proceed with such agreement (the "MERGER AGREEMENT") upon its receipt from us of assurances satisfactory to StarSight of our support of and commitment to the Merger. We are familiar with the Merger Agreement and the terms and conditions of the Merger. In order to evidence such commitment and to induce StarSight to enter into the Merger Agreement, we hereby represent and warrant to StarSight and agree with StarSight as follows:

            1. Voting. We will vote or cause to be voted all shares of capital stock of Gemstar owned of record or beneficially owned or held in any capacity by any of us or under any of our control in favor of the Merger and other transactions provided for in or contemplated by the Merger Agreement and against any inconsistent proposals or transactions.

            2. Ownership. As of the date hereof, our only ownership of, or interest in, equity securities or convertible debt securities of Gemstar consists solely of the interests de- scribed in Schedule 1 hereto (collectively, the "Shares").

            3. Restriction on Transfer. During the period from the date of this Merger Agreement and continuing until the earlier of the termination of this Merger Agreement pursuant to its terms or the effective time of the Merger, we will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, without your express written consent. In addition, we hereby agree to execute and deliver to you the affiliate letters contemplated by Section 5.10 of the Merger Agreement in the form of Exhibit 5.10B to the Merger Agreement.

            4. Termination. This letter agreement and our obligations hereunder will terminate on June 30, 1997 unless the Merger Agreement is extended in accordance with its terms, in which event this letter agreement and our obligations will


                               Exhibit 5.10(C)2-1
terminate on such extended date. Notwithstanding the foregoing, if the Merger Agreement were to be terminated earlier in accordance with its terms, this letter agreement and our obligations hereunder will also terminate concurrently with the termination of the Merger Agreement.

            5. Effective Date; Succession; Remedies. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and us, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performances shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement.

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                    Very truly yours,



                                    Principal Shareholders

                                    DYNAMIC CORE HOLDINGS LIMITED


                                    By:
                                       -----------------------------
                                    Name:  Thomas Lau
                                    Title:
                                          --------------------------




                                    --------------------------------
                                    HENRY YUEN


                                    CREATIVE ASSETS LIMITED


                                    By:
                                       -----------------------------
                                    Name:  Wilson Cho
                                    Title:
                                          --------------------------

ACCEPTED:

STARSIGHT TELECAST, INC.


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------



                               Exhibit 5.10(C)2-2

                                   Schedule 1


                                                                    Shares of
Beneficial Owner                                              Ordinary Shares Owned
----------------                                              ---------------------
Dynamic Core Holdings Limited ........................              11,522,575

Henry Yuen . ..........................................              3,061,990

Creative Assets Limited  ..............................              2,177,157
(Includes shares owned by Wilson Cho)



                          Exhibit 5.10(c)-Schedule 1-1